UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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FOUNDATION HEALTHCARE, INC.

(Name of Registrant as Specified In Its Charter)

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Dear Shareholder:

You are cordially invited to attend the 2014 Annual Meeting of Shareholders (“Annual Meeting”) of Foundation Healthcare, Inc., which will be held at our offices located at 14000 N. Portland Avenue, Suite 200, Oklahoma City, Oklahoma 73134 on May 12, 2014 at 11:00 a.m., central standard time. The official Notice of Annual Meeting, together with a proxy statement and form of proxy, are enclosed.

A number of important matters will be considered at the Annual Meeting, including the election of directors;, a proposed amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock, par value $0.0001 per share, in the range of 1-for-3 to 1-for-10 shares, such ratio to be determined in the discretion of the Company’s Board of Directors; and a proposed amendment and restatement of the Company’s 2008 Long-Term Incentive Plan, as amended to date. The Board of Directors of Foundation Healthcare, Inc. urges your careful consideration of these and the other matters to be presented at the Annual Meeting.

We invite all shareholders to attend the meeting in person. If you cannot be present, you may vote by mailing the enclosed proxy card or by other methods made available by your bank, broker or nominee. Voting by written proxy will ensure your representation at the Annual Meeting if you choose not to attend in person. Please review the instructions on the proxy card or the information forwarded by your bank, broker or nominee concerning your voting options. The shareholders attending the Annual Meeting may vote in person even if they have returned a proxy.

Sincerely,

Thomas Michaud

Chairman of the Board of Directors

Oklahoma City, Oklahoma

April 7 2014

Foundation Healthcare, Inc.

14000 N. Portland Ave., Suite 200, Oklahoma City, Oklahoma 73134

405-608-1700 p • 405-608-1730 f • www.fdnh.com

FOUNDATION HEALTHCARE, INC.

14000 N. Portland Ave., Suite 200

Oklahoma City, Oklahoma 73134

Telephone: (405) 608-1700

NOTICE OF ANNUAL MEETING

To be held on May 12, 2014

TO THE SHAREHOLDERS:

Foundation Healthcare, Inc., an Oklahoma corporation (the “Company”) will hold its annual meeting of shareholders (the “Annual Meeting”) at its corporate offices located at 14000 N. Portland Avenue, Suite 200, Oklahoma City, Oklahoma 73134, commencing at 11:00 a.m., local time, on May 12, 2014 for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.	The election of six directors, each to hold office until the 2015 annual meeting of shareholders and until her or his successor is duly elected and qualified;

2.	To approve an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock, par value $0.0001 per share, in the range of 1-for-3 to 1-for-10 shares, such ratio to be determined in the discretion of the Company’s Board of Directors;

3.	To consider and approve an amendment and restatement of the Company’s 2008 Long-Term Incentive Plan, as amended to date;

4.	The ratification of Hein & Associates LLP as the Company’s independent registered public accounting firm for 2014; and

5.	Any other business that properly comes before the meeting or any adjournment or postponement of the Annual Meeting.

Foundation Healthcare shareholders at the close of business on April 1, 2014, are receiving notice and may vote at the Annual Meeting. The election of directors will be determined by a plurality vote. Approval of all other matters properly brought before the Annual Meeting requires the affirmative vote of a majority of the shares cast on the proposal.

Your Board of Directors unanimously recommends that you vote FOR approval of the matters being voted upon.

Your attendance or Proxy is important to assure a quorum at the Annual Meeting. Shareholders who do not expect to attend the Annual Meeting in person are requested to complete and return the enclosed Proxy, using the envelope provided, which requires no postage if mailed from within the United States. Any person giving a Proxy has the power to revoke it at any time prior to its exercise and, if present at the Annual Meeting, may withdraw it and vote in person. Attendance at the Annual Meeting is limited to Foundation Healthcare, Inc. shareholders, their proxies and invited guests. All Shareholders are cordially invited to attend the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS:

Mark R. Kidd, Secretary

Oklahoma City, Oklahoma

April 7, 2014

FOUNDATION HEALTHCARE, INC.

14000 N. Portland Ave., Suite 200

Oklahoma City, Oklahoma 73134

Telephone: (405) 608-1700

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 12, 2014

SOLICITATION AND REVOCATION OF PROXIES

This Proxy Statement is furnished to the shareholders of Foundation Healthcare, Inc. (“Foundation”, “Foundation Healthcare” or the “Company”) in connection with an Annual Meeting of the holders of Foundation Healthcare common stock to be held at the Company’s corporate offices located at 14000 N. Portland Ave., Suite 200, Oklahoma City, Oklahoma 73134, at 11:00 a.m., local time, on May 12, 2014 and any adjournment or postponement of the Annual Meeting. Proxies in the form included with this Proxy Statement are solicited by the Board of Directors of Foundation Healthcare. This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and Proxy will be first sent or given on or about April 18, 2014 to Foundation Healthcare’s shareholders of record on April 1, 2014. If you require directions to the location of the Annual Meeting, please telephone (405) 608-1700.

The persons named as attorneys-in-fact in the Proxy, Stanton Nelson and Mark Kidd, were selected by the Board of Directors. If the accompanying Proxy is properly executed and returned, the shares of common stock represented by the Proxy will be voted at the Annual Meeting. If you indicate on the Proxy a choice with respect to any matter to be voted on, your shares will be voted in accordance with your choice. If no choice is indicated, your shares of common stock will be voted FOR:

•	the election of six directors, each to hold office until the 2015 annual meeting of shareholders and until her or his successor is duly elected and qualified;

•	the approval of an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock, par value $0.0001 per share, in the range of 1-for-3 to 1-for-10 shares, such ratio to be determined in the discretion of the Company’s Board of Directors;

•	the approval of an amendment and restatement of the Company’s 2008 Long-Term Incentive Plan, as amended to date;

•	the ratification of Hein & Associates LLP as the independent registered public accounting firm for 2014.

In addition, your shares will also be considered and voted upon other business that properly comes before the Annual Meeting or any adjournment or postponement thereof. Our Board of Directors knows of no business that will be presented for consideration at the Annual Meeting, other than matters described in this Proxy Statement. Once given, you may revoke the Proxy by:

•	giving written notice of revocation to our Secretary at any time before your Proxy is voted;

•	executing another valid proxy bearing a later date and delivering this proxy to our Secretary prior to or at the Annual Meeting; or

•	attending the Annual Meeting and voting in person.

Except where otherwise provided by statute or by our organizational documents, the representation, in person or by proxy, of at least one third of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker “non-votes,” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

Neither the corporate laws of Oklahoma, the state in which we are incorporated, nor our Restated Certificate of Incorporation or Bylaws have any provisions regarding the treatment of abstentions and broker non-votes. Accordingly, (i) abstentions and broker non-votes are counted for purposes of determining the presence of a quorum at the Annual Meeting, (ii) abstentions are treated as votes not cast but as shares represented at the Annual Meeting for purposes of determining results on actions requiring a majority vote (broker non-votes are treated as votes neither cast nor represented for purposes of such actions), and (iii) neither abstentions nor broker non-votes are counted in determining results of plurality votes.

Election of Directors. Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The six nominees who receive the highest number of affirmative votes of the shares present or represented and voting on the election of directors at the Annual Meeting will be elected to the Board. Shares present or represented and not so marked as to withhold authority to vote for a particular nominee will be voted in favor of a particular nominee and will be counted toward such nominee’s achievement of a plurality. Shares present at the meeting or represented by proxy where the shareholder properly withholds authority to vote for such nominee in accordance with the proxy instructions will not be counted toward such nominee’s achievement of plurality.

Reverse Stock Split. The affirmative vote of a majority of the issued and outstanding shares of Common Stock is required to approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our outstanding Common Stock in the range of 1-for-3 to 1-for-10 shares, such ratio to be determined in the discretion of our Board.

Amendment and Restatement of 2008 Foundation Healthcare, Inc. Long-Term Incentive Plan. The affirmative vote of a majority of the votes cast by all holders of Common Stock entitled to vote at a meeting in which a quorum is present will be required to approve the Amended and Restated Foundation Healthcare, Inc. 2008 Long-Term Incentive Plan, or the Amended 2008 Plan.

Other Matters. Except for the ratification of Hein & Associates LLP as our independent registered public accounting firm, the Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval.

Abstentions will be counted as present for purposes of determining the presence of a quorum for purposes of a proposal, but will not be counted as votes cast. Broker non-votes (shares held by a broker or nominee as to which the broker or nominee does not have the authority to vote on a particular matter) will be counted as present for purposes of determining the presence of a quorum for purposes of a proposal, but will not be voted. Accordingly, while abstentions and broker non-votes will count towards establishing a quorum, neither abstentions nor broker non-votes will affect the outcome of the vote on the proposal but do have the practical effect of reducing the number of affirmative votes required to achieve a majority for a matter by reducing the total number of shares from which the majority is calculated.

Methods of Voting

You may vote by mail, by telephone, over the Internet or in person at the Annual Meeting.

Voting by Mail. By signing and returning the proxy card in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Annual Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. Please sign and return your proxy card to ensure that all of your shares are voted.

Voting by Telephone. To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card.

Voting over the Internet. You may be eligible to vote over the internet. If your proxy card includes instructions on voting over the internet, please follow those instructions. If you vote over the internet, you do not need to complete and mail your proxy card.

Voting in Person at the Annual Meeting. If you plan to attend the Annual Meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the meeting, you will need to bring to the meeting a legal proxy from your broker or other nominee authorizing you to vote your beneficially owned shares.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 12, 2014.

The proxy statement and annual report to Shareholders are available at www.edocumentview.com/FDNH.

SHAREHOLDERS ENTITLED TO VOTE

The shareholders entitled to vote at the Annual Meeting are the holders of record, at the close of business on April 1, 2014 (the “Record Date”), of 171,323,381 shares of common stock then outstanding. Each holder of a share of common stock outstanding on the Record Date will be entitled to one vote for each share held on each matter presented at the Annual Meeting. Our officers, directors and nominee directors own of record, or are deemed to beneficially own, or manage and control the voting a total of 8,846,983 shares or 5% of our issued and outstanding common stock, all of which we anticipate will be voted in favor of the matters to be voted upon at the Annual Meeting. There is no cumulative voting with respect to the election of directors.

Change in Control due to Foundation Acquisition

Foundation Healthcare Affiliates, LLC beneficially owns 114,500,000 shares, or 66.8% of our issued and outstanding common stock, and obtained control of our Company in July 2013. Foundation Healthcare Affiliates, LLC acquired the securities in connection with the consummation on July 22, 2013 of our acquisition of 100% of the interests in Foundation Surgery Affiliates, LLC (“FSA”) and FSA’s consolidated variable interest entity, Foundation Surgical Hospital Affiliates, LLC (“FSHA”) (collectively “Foundation Entities”) from Foundation Healthcare Affiliates, LLC (“FHA”) in exchange for the issuance of 114,500,000 shares of our common stock and a promissory note in the amount of $2,000,000 (the “Foundation Acquisition”). We also assumed certain debt and other obligations of FHA in the amount of $1,991,733. The promissory note bore interest at a fixed rate of 7% and was paid in full on October 14, 2013.

PROPOSAL ONE — ELECTION OF DIRECTORS

Our Bylaws provide that our Board of Directors shall consist of such number of members as is determined from time to time by resolution of our Board. The number of directors is currently fixed at six. In general, a director holds office for a term expiring at the next annual meeting of our shareholders or until her or his successor is duly elected and qualified. Nominations of candidates for election as our directors may be made at any meeting of our shareholders by or at the direction of our Board of Directors or by any shareholder entitled to vote at the meeting. Our Bylaws provide that our Board will fix the date of the annual meeting of our shareholders.

There are six nominees for director, all of whom are current directors of Foundation Healthcare. Each candidate has been re-nominated by the Nominating and Corporate Governance Committee for election.

Nominee’s Name	Year Nominee First Became A Director	Position(s) with the Company
Thomas Michaud	2013	Chairman of the Board
Stanton Nelson	2003	Chief Executive Officer
Joseph Harroz, Jr.	2007	Director
Robert A. Moreno, M.D.	2013	Director
Steven L. List	2009	Director
Scott R. Mueller	2008	Director

Nominees

Our Board of Directors has nominated each of Thomas Michaud, Stanton Nelson, Joseph Harroz, Jr., Robert A. Moreno, M.D., Steven L. List and Scott R. Mueller (each, a “Nominee” or, collectively, “Nominees”) for election as a director for a term expiring in 2015 or until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. For information about each Nominee, see “Directors.” There are no family relationships between our directors and executive officers.

The persons named as proxies in the accompanying Proxy, who have been designated by our Board, intend to vote, unless otherwise instructed in the Proxy, for the election of the six Nominees listed above. Dr. Moreno and Messrs. List and Mueller are considered independent directors. Messrs. Nelson and Michaud are not considered independent because they currently serve as executive officers for us and our operating subsidiaries. Mr. Harroz is not considered independent because he has received employment compensation from the Company within the past three years. Should any Nominee become unable for any reason to stand for election as a director, it is intended that the persons named in the Proxy will vote for the election of another person as our Board may recommend. We know of no reason why the Nominees will be unavailable or unable to serve.

Our Board of Directors recommends a vote “FOR” the election of Thomas Michaud, Stanton Nelson, Joseph Harroz, Jr., Robert A. Moreno, M.D., Steven L. List and Scott R. Mueller to our Board. Your proxy will be voted accordingly unless you specify a contrary choice.

OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers are appointed on an annual basis by, and serve at the discretion of, the Board. Each executive officer, other than Mr. Kidd, is a full-time employee of Foundation. The directors, nominees and executive officers of Foundation are as follows:

Name	Age	Position with the Company
Thomas Michaud	67	Chairman of the Board
Stanton Nelson	43	Chief Executive Officer and Director
Mark R. Kidd	47	Chief Financial Officer
Grant A. Christianson	44	Chief Accounting Officer and Treasurer
Joseph Harroz, Jr.	47	Director
Robert A. Moreno, M.D.(1)(2)(3)	58	Director
Steven L. List (1)(2)(3)	46	Director
Scott R. Mueller (1)(2)(3)	43	Director
Robert M. Byers	67	Advisor to Chairman of the Board

(1)	Serves on our Compensation Committee.
(2)	Serves on our Audit Committee.
(3)	Serves on our Nominating and Governance Committee.

Biographical Information

The following is a brief description of the business experience of our executive officers and directors:

Thomas Michaud was appointed as Chairman of the Board, effective July 2013. Mr. Michaud’s responsibilities include marketing the Foundation program to potential surgeon partners, developing new geographic and product markets for the Company, along with medium and long term corporate planning and strategy. Mr. Michaud founded Foundation Surgery Affiliates (“FSA”) in January 1996 and serves as Chief Executive Officer of FSA and Foundation Surgical Hospital Affiliates, LLC, which are wholly-owned subsidiaries of the Company. Prior to founding FSA, Mr. Michaud held the positions of Chief Operating Officer and Chief Financial Officer of a regional surgery center management company. After graduating from Boston College with a Bachelor of Science degree in Accounting, Mr. Michaud earned his CPA certificate while serving as a staff accountant with the international accounting firm, Ernst & Young. Mr. Michaud’s experience also includes a position as a partner in a local CPA firm, acting as Chief Operating Officer of a regional wholesale company, along with holding the upper management positions of Manager of Management Information Systems and Manager of Materials at an aerospace company. Mr. Michaud’s qualifications to serve on our Board of Directors include his service as Foundation’s Chief Executive Officer, his experience in commercial enterprises in diverse industries and his background in public accounting.

Stanton Nelson was named as our Chief Executive Officer in January 2008 and has served as one of our directors since August 2003 and our Chairman of the Board from July 2008 until June 2011. From September 2001 to December 2013, Mr. Nelson served as Executive Vice President of R.T. Oliver Investment Company, a privately-held company engaged in oil and gas exploration, retail and commercial real estate and banking. R.T. Oliver Investments is controlled by Roy T. Oliver, one of our greater than 5% shareholders. Mr. Nelson also serves on the board of directors of Valliance Bank as its Vice Chairman. Previously, from July 1996 to January 2000, Mr. Nelson was the Chief Executive Officer of Monroe-Stephens Broadcasting, a privately-held company that owned and operated radio stations in Southwest Oklahoma and North Texas. Mr. Nelson began his career as a staff member for United States Senator David Boren. Mr. Nelson has a B.B.A. in business management from the University of Oklahoma. Mr. Nelson’s qualifications to serve on our Board of Directors include his service as our Chief Executive Officer, his prior experience as a chief executive officer and his experience in commercial enterprises in diverse industries.

Mark R. Kidd was named our Chief Financial Officer in May 2012 and has served as our Secretary since August 2003. From July 2008 to May 2012, Mr. Kidd served as our SEC Reporting Manager. Mr. Kidd previously served as our Chief Financial Officer from August 2003 until July 2008. Mr. Kidd is also Chief Executive Officer of C&L Supply, Inc., a privately-held wholesale distribution company which serves customers in seven states, a position he has held since July 2009. From July 2004 until July 2009, Mr. Kidd served as Chief Financial Officer of C&L Supply. Mr. Kidd served as a director of Access Plans, Inc. from May 2008 until May 2012 including serving as Chairman of the Audit Committee. Access Plans, Inc. is a former publicly-held company and a leading provider of consumer membership plans and healthcare savings membership plans. Mr. Kidd served as Chief Financial Officer of Access Plans USA, Inc. (formerly Precis, Inc.), a former publicly-held company primarily engaged in the providing of healthcare savings plans to the uninsured, from August 1999 until January 2002 and as a director from January 2000 until February 2002. He also served as President, Chief Operating Officer, and a director of Foresight, Inc. a wholly-owned subsidiary of Access Plans USA, Inc. from February 1999 until January 2002. Mr. Kidd also spent approximately 9 years in public accounting. Mr. Kidd is a Certified Public Accountant and holds a B.B.A. in accounting from Southern Methodist University.

Grant Christianson was named our Chief Accounting Officer in November 2010 and previously served as our Chief Financial Officer from April 2009 until November 2010. Mr. Christianson has served as Vice President for Finance and Accounting of ApothecaryRx, LLC since August 2006. Prior to becoming Vice President for Finance and Accounting of ApothecaryRx, Mr. Christianson was a principal in a financial operations consulting firm that he founded in 2005. Previously he held financial management positions within Novartis Medical Nutrition and McKesson Medication Management. Mr. Christianson is a member of the American Institute of Certified Public Accountants, and he received a Bachelor of Accountancy from the University of North Dakota.

Joseph Harroz, Jr. has served as one of our directors since December 2007. Mr. Harroz is currently the Dean of the University of Oklahoma, College of Law and Vice President of the University, positions he has held since July 2010. Previously, Mr. Harroz served as our President from July 2008 until June 2010 and our Chief Operating Officer from July 2008 until September 2009. Mr. Harroz served as Vice President and General Counsel of the Board of Regents, University of Oklahoma from 1996 to 2008. He has been the Managing Member of Harroz Investments, LLC (commercial enterprise) since 1998. He is also a member and Chair of the Board of Trustees of Waddell and Reed Ivy Funds (member from 2004 to present; Chair from 2008 to present) and a Trustee of Waddell and Reed

Advisors, Ivy VIP and InvestEd Funds (member from 1998 to present; Vice Chair from 2014 to present), both open-ended mutual fund complexes managed by Waddell and Reed. Additionally, he serves as a Director of Valliance Bank (2004 to present), Mewbourne Family Support Organization (2000 to present), and Oklahoma Foundation for Excellence (2008 to present). Mr. Harroz’ qualifications to serve on our Board of Directors include his past experience as our President, as well as his knowledge and expertise as a general counsel and a director of various companies. He is able to provide a depth of knowledge as to best practices in corporate governance as well as provide advice on transactional matters.

Robert A. Moreno, M.D. was appointed one of our directors in July 2013. Dr. Moreno is a practicing physician with over 20 years’ experience in internal medicine and rehabilitative medicine. Dr. Moreno is the President of the El Paso Integrated Physicians Group, which he founded in 1990. Dr. Moreno has served as chief of staff and medical director of numerous hospitals including: Highlands Regional Rehabilitation Hospital, Rio Vista Rehabilitation Hospital and Southwestern General Hospital. Dr. Moreno graduated from University of Texas Medical Branch in 1980 and University of Ciudad Juarez in 1985 with a Doctorate of Medicine. Dr. Moreno’s qualifications to serve on our Board of Directors include his experience in health care as a practicing physician and on other boards of directors. His health care experience is relevant to us in gaining a better understanding of the relationships with our physician partners.

Steven L. List has served as one of our directors since December 2009. Mr. List is a Managing Director at Mount Kellett Asset Management, an investment firm, having joined in April 2012. Previously, Mr. List was a Managing Director at CRG Partners, a financial advisory firm, having joined in February 2011. Mr. List was an independent consultant who provided financial advisory and transaction services to companies from June 2008 to February 2011. Previously, Mr. List was Senior Vice President and Chief Financial Officer of Mattress Giant Corporation from February 2002 to June 2008 and served as a Managing Director of Crossroads, LLC from December 1998 to January 2002. From May 1995 to November 1998, he served as Senior Manager, Corporate Restructuring at KPMG, LLP. Mr. List earned his BBA in accounting from the University of Oklahoma and is a certified public accountant and certified insolvency and restructuring advisor. Mr. List’s qualifications to serve on our Board of Directors include his experience as a chief financial officer of numerous companies in different industries which is relevant to our business as well as to provide us advice in financial and transactional matters.

Scott R. Mueller has served as one of our directors since July 2008. Mr. Mueller is currently the Chief Financial Officer of American Energy Partners, having joined in March 2013. From October 2011 until March 2013, Mr. Mueller was the Chief Financial Officer for Arcadia Resources, an oil and gas business. Mr. Mueller was a partner at the private equity firm of Hall Capital Partners from July 2009 until October 2011, when he joined Arcadia Resources. Prior to joining Hall Capital Partners, he was a partner at TLW Investments from June 2008 to July 2009. He was employed at Goldman Sachs from 1999 through May 2008, most recently as a vice president in the Private Wealth Management group from 2002 through 2008. Mr. Mueller earned a Masters of Business Administration from the University of Texas in 1999 and graduated from the Honors College at Michigan State University in 1992 with a Bachelor of Arts in General Administration-Pre Law. Mr. Mueller also serves on the board of ProspX, Inc. Mr. Mueller’s qualifications to serve on our Board of Directors include his experience as a chief financial officer as well as his experience in private equity and financial matters which provide us advice in operational, financial and transactional matters.

Robert M. Byers joined us in July 2013 and currently serves as Advisor to the Chairman of the Board, a position he was appointed to in February 2014. Prior to that time, Mr. Byers served as President and Chief Operating Officer of Foundation Surgery Affiliates since February 2001. Prior to 2001, Mr. Byers served as president of an Oklahoma City CPA firm and as chief financial officer of a mortgage company. He has been a licensed Certified Public Accountant for over 40 years. Mr. Byers received a Bachelor of Business Administration degree in Accounting from the University of Oklahoma in Norman and earned his Certified Public Accountant certificate while serving with the international firm of Ernst & Ernst.

Information Concerning the Board of Directors

Our Board of Directors currently consists of six members, three of whom qualify as independent within the meaning of the listing standards of The NASDAQ Stock Market, Inc. The Board determined that Robert A. Moreno, M.D., Steven L. List and Scott R. Mueller, qualify as independent directors.

Each nominee director currently serves as a member of our Board of Directors. During 2013, our Board of Directors held 7 meetings. Each of the Nominees attended at least 75% of the Board meetings and the meetings of the committees on which he served. The Board met in executive session, without members of management, 5 times.

Other Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any bankruptcy or criminal proceedings, nor have there been any judgments or injunctions brought against any of our directors or executive officers during the last ten years that we consider material to the evaluation of the ability and integrity of any director or executive officer.

Policy Governing Director Attendance at Annual Meetings of Shareholders

In April 2010, the Board adopted a policy that all directors and all nominees for election as directors are required to attend the Company’s annual meeting of shareholders in person. For the 2013 annual meeting of shareholders, 5 directors attended the meeting.

Board Committees

Our Board maintains three standing committees: Audit, Compensation, and Nominating and Corporate Governance. The Compensation Committee and Audit Committee were established in January 2008 and the Corporate Governance Committee was established in April 2008. There will, from time to time, be occasions on which the Board may form a new committee or disband a current committee depending upon the circumstances.

All committees report on their activities to our Board and serve at the pleasure of our Board. Each Committee has a written charter, approved by the Board, which describes the Committee’s general authority and responsibilities. Each Committee will undertake an annual review of its charter, and will work with the Board to make such revisions as are considered appropriate.

Each Committee has the authority to engage outside experts, advisors and counsel to the extent it considers appropriate to assist the Committee in its work.

Audit Committee

The Audit Committee, is established in accordance with Section 3(a)(58)(A) of the Exchange Act, is responsible for the selection and retention of our independent auditors, reviews the scope of the audit function of the independent auditors, and reviews audit reports rendered by the independent auditors. All of the members of the Audit Committee are “independent directors” as defined in Rule 5605 of the NASDAQ Stock Market, Inc. marketplace rules (the “NASDAQ rules”), and one member, Scott R. Mueller, serves as the Audit Committee’s financial expert. The Audit Committee is comprised of Robert A. Moreno, M.D. (since August 2013), Steven L. List and Scott R. Mueller (Chair). S. Edward Dakil, M.D., served as a member of our Audit Committee until his resignation in August 2013. During 2013, the Audit Committee met 4 times.

The Audit Committee operates under a written charter adopted by the Board, which is available on the Company’s website at http://www.fdnh.com under “Investor Relations - Corporate Governance.”

Compensation Committee

The Compensation Committee reviews our compensation philosophy and programs, and exercises authority with respect to payment of direct salaries and incentive compensation to our officers. The Compensation Committee is comprised of Robert A. Moreno, M.D. (since August 2013), Steven L. List (Chair) and Scott R. Mueller. S. Edward Dakil, M.D., served as a member of our Compensation Committee until his resignation in August 2013. During 2013, the Compensation Committee met 2 times.

The Compensation Committee operates under a written charter adopted by the Board, which is available on the Company’s website at http://www.fdnh.com under “Investor Relations - Corporate Governance.”

The purpose of the committee shall be to carry out the Board’s overall responsibility relating to executive officer compensation. In furtherance of this purpose, the Compensation Committee shall have the following authority and responsibilities:

•	To evaluate candidates for executive positions, including the chief executive officer, and to oversee the development of executive succession plans;

•	To review and approve the corporate goals and objectives with respect to compensation for the Chief Executive Officer. The Committee shall evaluate at least once a year, the Chief Executive Officer’s performance in light of these established goals and objectives and based upon these evaluations shall set the Chief Executive Officer’s annual compensation, including salary, bonus, incentive and equity compensation;

•	To review and approve on an annual basis the evaluation process and compensation structure for the Company’s executive officers. The committee shall approve the annual compensation, including salary, bonus, incentive and equity compensation, for the Company’s executive officers. The Committee shall also provide oversight of management’s decisions concerning the performance and compensation of other Company officers;

•	To review the Company’s incentive compensation plans (including equity and stock option plans) and recommend changes to such plans to the Board as needed. The Committee shall have and shall exercise all the authority of the Board with respect to the administration of such plans;

•	To maintain regular contact with the leadership of the Company in order to continually assess and assist with the making of progress towards the Company’s goals and objectives; and

•	To prepare and publish an annual executive compensation report in the Company’s proxy statement as required by federal securities laws.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (a) monitors and oversees matters of corporate governance, including the evaluation of Board performance and processes and the “independence” of directors, and (b) selects, evaluates and recommends to the Board qualified candidates for election or appointment to the Board. The Nominating and Corporate Governance Committee is comprised of Robert A. Moreno, M.D. (since August 2013), Steven L. List and Scott R. Mueller (Chair). S. Edward Dakil, M.D., served as a member of our Nominating and Corporate Governance Committee until his resignation in August 2013. During 2013, the Nominating and Corporate Governance Committee met 1 time.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board, which is available on the Company’s website at http://www.fdnh.com under “Investor Relations - Corporate Governance.”

The responsibilities of the Nominating and Corporate Governance Committee include:

•	Formulating, recommending to the Board and overseeing the implementation and administration of the Company’s corporate governance structure and framework;

•	Monitoring and reviewing any issues regarding the “independence” of the directors or involving potential conflicts of interest, and evaluating any change of status of directors and making recommendations regarding the propriety of continued service;

•	Reviewing the Company’s Code of Conduct at least annually and recommending changes, as necessary, to the Board;

•	Reviewing and reporting additional corporate governance matters as necessary or appropriate or as directed by the Chairman of the Board;

•	Leading the search for, screening, evaluating and recommending to the Board qualified candidates or nominees for election or appointment as directors;

•	Recommending Board committee assignments and committee chairs for consideration by the Board;

•	Recommending the number of members that shall serve on the Board; and

•	Periodically administering and reviewing with the Board an evaluation of the processes and performance of the Board in order to identify areas of concern or potential issues relating to Board and committee processes, performance and effectiveness and to assess and evaluate the overall effectiveness of individual directors.

Board Leadership Structure and Role in Risk Oversight

Prior to July 2011, our Chief Executive Officer also served as the Chairman of our Board of Directors. During 2011, the Board considered the addition of a new board member with substantial experience in operational, transactional and management roles with major health care service providers. In July 2011, Ms. Jamie Hopping was appointed to our Board as our non-executive Chairman of the Board and Mr. Nelson remained our Chief Executive Officer and a director. We believe independent directors and management have different perspectives and roles in strategy development. In connection with our acquisition of Foundation Surgery Affiliates and Foundation Surgical Hospital Affiliates (the “Foundation Entities”) in July 2013, and our focus on outpatient surgery centers and surgical hospitals Ms. Hopping resigned as our Chairman of the Board and the Board determined to appoint Thomas Michaud, Chief Executive Officer of the Foundation Entities, as our Chairman of the Board. Our independent directors bring experience, oversight and expertise from outside the Company and industry, while our Chief Executive Officer brings company-specific experience and expertise. The Board believes that separating the positions of Chairman and Chief Executive Officer allows the Chief Executive Officer to focus on the business, strategy development and execution. Our Chairman provides advice and oversight on strategy development and facilitates information flow between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes that separating the role of Chairman and Chief Executive Officer is in the best interest of the shareholders because it provides the appropriate balance between strategy development and independent oversight of management.

The Chairman of the Board has the responsibility of presiding at all executive sessions of the Board, consulting with the Chief Executive Officer on board meeting agendas and acting as a liaison between management and the non-management directors.

The Board, as a whole and at the committee level, has an active role in overseeing management of our Company’s risks. The Board regularly reviews information regarding our credit, liquidity, operations and regulatory matters, as well as the risks associated with each. Each committee regularly reports to the entire Board, including on the risks reviewed by such committee.

Code of Business Conduct and Ethics

In May 2010, we adopted a revised code of business conduct and ethics that applies to all of our employees, officers and directors, and includes additional standards of conduct for our principal executive, financial and accounting officers and all persons responsible for financial reporting. See “Certain Relationships and Related Party Transactions.” Our code of business conduct and ethics is available on our website at http://www.fdnh.com under “Investor Relations - Corporate Governance.” Information on, or accessible through, our website is not part of this filing. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

Policies Governing Director Nominations

Director Qualifications

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, from time to time, the appropriate qualities, skills and characteristics desired of Board members in the context of the current make-up of the Board. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors. Directors must be highly-qualified and must possess the highest standards of personal and professional ethics and integrity, practical wisdom and mature judgment and be committed to staunchly representing the interests of the shareholders. The Nominating and Corporate Governance Committee also believes that the Board should be comprised of a diverse group of individuals with significant leadership accomplishments in international business, government, education or not-for-profit activities; who have been associated with institutions noted for excellence; and who have broad experience and the ability to exercise sound business judgment. In addition, although there is no specific policy on considering diversity, the Board and the Nominating and Corporate Governance Committee believe Board membership should represent diverse viewpoints.

These factors and others are considered useful by the Board, and are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time.

Process for Identifying and Evaluating Director Nominees

The Board is responsible for selecting its own members to stand for election. The Board delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board and management will be requested to take part in the process as appropriate.

Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval as director nominees for election to the Board. The Nominating and Corporate Governance Committee also recommends candidates for the Board’s appointment to the committees of the Board.

Procedure for Recommendation of Director Nominees by Shareholders

The Nominating and Corporate Governance Committee does not currently have a policy with regard to the consideration of director candidates recommended by shareholders. The Company is a smaller reporting company and has focused on recruiting high-quality candidates for directors. The Board believes that given the Company’s stage of development, it is appropriate for the Board to not have a policy on consideration of director candidates recommended by shareholders.

Policies Governing Security Holder Communications with the Board of Directors

The Board provides to every security holder the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for security holder communication (as that term is defined by the rules of the Securities and Exchange Commission) as follows:

For communications directed to the Board as a whole, security holders may send such communication to the attention of the Chairman of the Board via the method listed below:

By U.S. Mail (including courier or expedited delivery service):

Foundation Healthcare, Inc.

14000 N. Portland Ave., Suite 200

Oklahoma City, Oklahoma 73134

Attn: Chairman of the Board of Directors

For security holder communications directed to an individual director in his or her capacity as a member of the Board, security holders may send such communications to the attention of the individual director via the method listed below:

By U.S. Mail (including courier or expedited delivery service):

Foundation Healthcare, Inc.

14000 N. Portland Ave., Suite 200

Oklahoma City, Oklahoma 73134

Attn: [Name of Individual Director]

The Company will forward any such security holder communication to the Chairman of the Board, as a representative of the Board, and/or to the director to whom the communication is addressed on a periodic basis. The Company will forward such communication by certified U.S. Mail to an address specified by each director and the Chairman of the Board for such purposes or by secure electronic transmission.

Report of the Audit Committee

The Audit Committee monitors the integrity of our financial statements, the independence and qualifications of the independent registered public accounting firm, our compliance with legal and regulatory requirements and the effectiveness of our internal controls. The Audit Committee is also responsible for retaining, evaluating, and, if appropriate, recommending the termination of our independent registered public accounting firm. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our financial statements with U.S. generally accepted accounting principles.

In the performance of its functions, our Audit Committee:

•	reviewed and discussed the audited consolidated financial statements for 2013 with our management,

•	received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence, and

•	recommended to our Board of Directors that the audited financial statements as of and for the year ended December 31, 2013 be included in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Our review with the independent registered public accounting firm included a discussion of the firm’s judgments as to the quality, not just the acceptability, of our accounting principles and other matters as are to be discussed with the Audit Committee under the Public Company Accounting Oversight Board Auditing Standard No. 16. The Audit Committee also discussed with the independent registered public accounting firm our (including our management) and their independence, including disclosures received by the Audit Committee in accordance with the requirements of the Public Company Accounting Oversight Board. Furthermore, the Audit Committee considered whether the non-financial statement audit services provided by our independent registered public accounting firm affected their independence. The Audit Committee will discuss with our independent registered public accounting firm the overall scope and plans of their audit for 2014.

In reliance on the review and discussions referred above, the Audit Committee recommended to, and the Board approved, filing of the audited financial statements for the year ended December 31, 2013, with the United States Securities and Exchange Commission. The Audit Committee selected Hein & Associates LLP as our registered independent public accounting firm for 2014.

Our Audit Committee Members:

1.	Steven L. List

2.	Scott R. Muller

3.	Robert A. Moreno, M.D.

The report of the Audit Committee shall not be deemed to be “soliciting material,” shall not be deemed filed with the SEC, shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

Compensation Committee

The primary goals of our Compensation Committee in setting 2013 executive officer compensation were:

•	to provide a competitive compensation package that enabled us to attract and retain key executives, and

•	to align the interests of our executive officers with those of our shareholders and also with our operating performance.

Overview of Executive Officer Compensation

We have not engaged an independent consultant to compare the primary elements of our executive compensation against a peer group of comparable companies. Furthermore, we have not found a direct peer in the sleep order diagnostic and treatment industry with publicly-available information. However, we have utilized a weighted composite of base pay, incentive compensation and stock and options awards to create a focal point of total cash compensation that consisted of base pay and incentive cash compensation. In the future, our Compensation Committee may consider obtaining a study of companies within our current operating industries that are similar in size, revenues and earnings to our current profile to assist in establishing executive officer compensation levels and composition.

We have no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Prior to 2008, the only non-cash incentive awards were annual grants of stock options exercisable for the purchase of our common stock shares at or above the closing sale price of our stock on the date of grant. In 2012, we adopted our Amended and Restated 2008 Long-Term Incentive Plan (“Amended 2008 Plan”) that received shareholder approval in May 2012. In 2012, we also adopted performance-based compensation measures, under the Amended 2008 Plan, called “Performance Criteria” which means the criteria that the Compensation Committee selects for purposes of establishing the performance goals for an individual for a particular performance period selected by the Compensation Committee (provided such period shall not be less than 12 months). The Performance Criteria (which shall be applicable to the organizational level specified by the Compensation Committee, including, but not limited to, the Company or a unit, division, group, or subsidiary of the Company) that will be used to establish performance goals shall be based on the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Common Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, shareholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Common Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

We believe in engaging the best available talent in critical managerial functions and this may result in our having to negotiate individually with executives who have retention packages in place with other employers or who have specific compensation requirements. Accordingly, our Compensation Committee may determine that it is in our and our shareholders’ best interests that we negotiate a compensation package with an individual that deviates from our standard compensation practices. Similarly, our Compensation Committee may authorize compensation arrangements outside of the normal annual review cycle in order to address a retention issue.

In 2013, Stanton Nelson, our Chief Executive Officer, participated in discussions with the Compensation Committee on executive compensation other than his executive officer compensation. We expect that Mr. Nelson will continue to participate in discussions with other members of our executive management team in the drafting of our compensation plans and policies, including earnings targets and operating results. To the extent that members of management participate in executive compensation discussions with our Compensation Committee, they do so only on an advisory basis, and final determination of executive compensation matters is made by the Compensation Committee.

We currently do not have any ownership guidelines requiring our executives to hold a minimum ownership interest in our common stock shares. We believe that our Amended and Restated 2008 Long-Term Incentive Plan provides compensation in a manner that aligns our executives’ interests with those of our shareholders in furtherance of growth and creation of shareholder value.

Summary of 2013 Performance Compared to 2012

During 2013, we primarily focused on maintaining our existing sleep diagnostic and therapy business and our July 2013 acquisition of the Foundation Entities. Subsequent to acquiring the Foundation Entities, our primary focus has been the execution of the Foundation business plan which includes the operation of surgical hospitals and surgery centers.

As of December 31, 2013, we had an accumulated deficit of $35.2 million and reported a net loss attributable to Foundation Healthcare of $19.4 million for 2013.

	2013	2012	% Change
Results from Operations:
Revenues	$93,144,443	$52,975,503	76%
Impairment of goodwill	21,864,781	—	—
Impairment of equity investments in affiliates	1,640,389	200,000	720%
Income (loss) from continuing operations, before taxes	(21,512,595)	3,775,760	(670)%
Loss from discontinued operations, net of taxes	(839,238)	—	—
Extraordinary gain, net of taxes	8,107,239	—	—
Net income (loss) attributable to Foundation Healthcare	(19,404,524)	3,728,893	(620)%
Net income (loss) attributable to Foundation Healthcare common stock	(20,426,627)	2,453,908	(932)%

Summary of Total Compensation Earned for 2013 Compared to 2012

Our primary focus during 2013 was the closing of the acquisition of Foundation Entities which closed in July 2013. During 2013, we did not have an established bonus incentive plan. The following table summarizes total compensation earned by each Named Executive Officer for 2013 as compared to 2012. The changes in compensation for fiscal 2013 from fiscal 2012 primarily relate to the timing of discretionary cash bonuses and stock awards. See the “Summary Compensation Table” for a detail breakdown of compensation for each Named Executive Officer.

	2013	2012	% Change
Named Executive Officer
Stanton Nelson
Chief Executive Officer	$199,000	$361,400	(45)%
Thomas Michaud (3)
Chairman of the Board, CEO of FSHA and FSA	$331,000	$333,000	—%
Mark R. Kidd
Chief Financial Officer and Secretary (1)	$170,000	$103,800	64%
Grant A. Christianson
Chief Accounting Officer	$130,900	$162,000	(19)%
Robert M. Byers (3)
Advisor to Chairman of the Board	$320,000	$292,000	10%

(1)	Mr. Kidd became our Chief Financial Officer in May 2012 and was previously our SEC Reporting Manager.
(2)	Mr. Carriero resigned as our Chief Financial Officer in May 2012.
(3)	The compensation information reported for Messrs. Michaud and Byers includes compensation received by the individuals from the Foundation Entities prior to our July 2013 acquisition and as such, was not considered compensation awarded by us. The compensation information reported for Messrs. Michaud and Byers subsequent to July 22, 2013, the acquisition date, and awarded by us to the individuals is approximately $156,000 and $151,000, respectively.

Elements of Executive Compensation

Compensation of our executive officers in 2013 was comprised primarily of:

•	base salaries,

•	performance-based annual cash incentives, and

•	perquisites and other employee benefits.

In an effort to ensure the continued competitiveness of our executive compensation policies, the Committee, in setting base salaries and bonuses and making annual and long-term incentive awards, considered the prior levels of executive compensation, and the compensation paid to executives of our competitors.

The incentive portions of an executive’s compensation (stock awards and stock option awards) are intended to achieve the Compensation Committee’s goal of aligning any executive’s interests with those of our shareholders and with our operating performance. We did not grant any such incentive awards in 2013. The stock awards and stock option awards or grants place the recipient executive officers or other employee at risk and are linked to the effect our operating results have on the market price of our common stock and effectively are designed (in the near- and long-term) to benefit our shareholders through increased value in the event favorable operating results are achieved. As a further condition, the executive officer is required to remain in our employ in order to become fully vested or obtain full unrestricted ownership of the awarded common stock shares. As a result, during years of favorable operating results our executives are provided the opportunity to participate in the increase in the market value of our common stock, much like our shareholders. Conversely, in years of less favorable operating results, the compensation of our executives may be below competitive levels. Generally, higher-level executive officers have a greater level of their compensation placed at risk.

Executive Base Salaries. We provide a base salary for our executives to compensate them for their services during the fiscal year. Other than as established pursuant to negotiated long-term employment agreements, because we have a limited number of employees, we have not formulated a policy setting base salary ranges by position or responsibility. In determining the base salary for each employee, the Compensation Committee considers:

•	the performance of the executive;

•	our operating performance and results; and

•	internal factors including previously agreed upon contractual commitments, the executive’s compensation relative to other officers, and changes in job responsibility.

We currently have an employment agreement with Stanton Nelson.

Performance-based annual cash incentives. The Compensation Committee believes that a substantial portion of each executive’s compensation should tie directly to our financial performance. Our compensation program includes eligibility for an annual performance-based cash incentive opportunity for Chief Executive Officer and Chief Financial Officer as well as selected non-executive employees. The Committee believes that an annual cash incentive component of compensation is necessary to provide additional incentive to help achieve the annual goals, which ultimately benefit our stockholder value.

In May 2013, the Compensation Committee elected to give Mark Kidd, our Chief Financial Officer, a discretionary bonus of $50,000 for his efforts related to the acquisition of the Foundation Entities.

Other Benefits. Our executive officers receive other perquisites and benefits consistent with our goals of providing an overall compensation plan that is competitive in order to attract and retain key executives. The Compensation Committee believes that these perquisites and benefits are reasonable and periodically reviews our compensation policies.

These perquisites and benefits include health insurance, life insurance, and other benefits available to all of our employees without discrimination.

We currently do not have a retirement plan, a savings plan, a deferred compensation plan, or any other benefit plan available to our executives, other than our 401(k) retirement plan that is generally available to our employees.

Termination Based Compensation. We have an employment agreement with our Chief Executive Officer. Upon termination of employment, our Chief Executive Officer is entitled to receive severance payments under their employment agreements in the event of terminations without justifiable cause. This employment agreement is discussed in detail below following the “Summary Compensation Table.” Our employment agreement does not contain any tax gross ups pursuant to Section 280(g) of the Internal Revenue Code.

Tax Implications. Under Section 162(m) of the Internal Revenue Code, certain executive compensation in excess of $1 million paid to a principal executive officer and the three most highly compensated executive officers (other than the principal executive officer) at the end of any fiscal year is limited and is not deductible for federal income tax purposes unless the compensation qualifies as “performance-based compensation.” The Compensation Committee’s policy with respect to Section 162(m) is to make a reasonable effort to cause compensation to be deductible by us while simultaneously providing our executive officers with appropriate rewards for their performance.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Company, have reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on this review and discussion recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Steven L. List, Chairman

Scott R. Mueller

Robert A. Moreno, M.D.

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table sets forth the total compensation paid or accrued of our Chief Executive Officer, our Chief Financial Officer and certain other executive officers for our fiscal years ended December 31, 2013 and 2012 (the “named executive officers”).

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	All Other Compensation	Total
Stanton Nelson(3)	2013	$199,000	$—	$—	$—	$—	$199,000
Chief Executive Officer	2012	199,000	100,000	—	62,400	—	361,400

Thomas Michaud(5)(6)	2013	263,000	17,000	—	—	51,000	331,000
Chairman, CEO of FSA and FSHA	2012	263,000	15,000	—	—	55,000	333,000

Mark R. Kidd(4)	2013	120,000	50,000	—	—	—	170,000
Chief Financial Officer	2012	96,600	—	7,200	—	—	103,800

Grant A. Christianson	2013	130,900	—	—	—	—	130,900
Chief Accounting Officer	2012	162,000	—	—	—	—	162,000

Robert M. Byers(5)(6)	2013	248,000	17,000	—	—	55,000	320,000
Advisor to Chairman of the Board	2012	248,000	15,000	—	—	29,000	292,000

(1)	The value of Stock Awards is the grant date fair value multiplied by the number of shares awarded computed in accordance with FASB ASC Topic 718. For financial reporting purposes, the fair value of the Stock Awards is expensed over the requisite vesting period for the award. The assumptions the Company used for calculating the grant date fair values are set forth in Note 15 to the Company’s consolidated financial statements for the year ended December 31, 2013, which are included in the Company’s annual report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 31, 2014.
(2)	The value of Option Awards is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For financial reporting purposes, the fair value of the Option Awards is expensed over the requisite vesting period for the award. The assumptions the Company used for calculating the grant date fair values are set forth in Note 15 to the Company’s consolidated financial statements for the year ended December 31, 2013, which are included in the Company’s annual report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 31, 2014.
(3)	Mr. Nelson’s salary and bonus for 2012 includes $165,800 and $100,000, respectively, in compensation that was earned in 2012 but not paid by the Company until 2013.
(4)	Mr. Kidd became our Chief Financial Officer on May 14, 2012. Mr. Kidd has previously served as our SEC Reporting Manager from July 2008 to May 2012 and our Chief Financial Officer from August 2003 to July 2008.
(5)	The compensation information reported for Messrs. Michaud and Byers includes compensation received by the individuals from the Foundation Entities prior to our July 2013 acquisition and as such, was not considered compensation awarded by us. The compensation information reported for Messrs. Michaud and Byers subsequent to July 22, 2013, the acquisition date, and awarded by us to the individuals is approximately $156,000 and $151,000, respectively.
(6)	While employed by the Foundation Entities, prior to September 2012, Messrs. Michaud and Byers were under a vacation policy that provided for unlimited accrual of paid-time off. In September 2012, the Foundation Entities transitioned to a vacation policy that limited the amount that could be carried forward. The amount of accrued paid-time off that was owed to Messrs. Michaud and Byers at that time is being paid out over a three-year period and is reporting under “All Other Compensation” in this table.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information related to equity awards held by our named executive officers as of December 31, 2013. During 2013, no options to purchase our common stock were exercised by the named executive officers.

Outstanding Equity Awards at December 31, 2013
	Option Awards				Stock Awards
	Number of Common Stock Underlying Options		Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Note Vested
Name	Exercisable	Unexercisable
Stanton Nelson(1)	330,000	—	$0.50	3/30/2022	—	$—
Thomas Michaud	—	—	$—	—	—	$—
Mark R. Kidd	—	—	$—	—	—	$—
Grant A. Christianson	—	—	$—	—	—	$—
Robert M. Byers	—	—	$—	—	—	$—

(1)	On March 30, 2012, Mr. Nelson was granted options to purchase 330,000 shares of the Company’s common stock at $0.50 per share. The option grant had six tranches of 55,000 shares each that vested based on the passage of time and/or the achievement of certain performance targets by the Company. On July 22, 2013, a change of control provision within Mr. Nelson’s option award was triggered as a result of the acquisition of the Foundation Entities and all of the options became vested.

Employment Arrangements with Current Executive Officers

As of December 31, 2013, we had an employment agreement with Stanton Nelson, our Chief Executive Officer. The material terms of this employment agreement, as amended to such date, are summarized below:

Stanton Nelson. Effective October 1, 2009, we entered into an employment agreement with Mr. Nelson to serve as either or both the Chief Executive Officer and Chairman of the Board of Directors of the Company.

Mr. Nelson’s agreement is for an initial three-year term, and automatically extends for additional three year periods, unless earlier terminated in accordance with its terms or we notify him within 120 days of termination date that the term will not be extended. The employment of Mr. Nelson is full time and may be terminated by him or the Company with or without cause. Except to a limited extent and as expressly permitted by our Board of Directors, Mr. Nelson is prohibited from serving as an officer or director of a publicly-held company or owning an interest in a company that interferes with his full-time employment or that is engaged in a business activity similar to our business. Mr. Nelson is to receive a base salary of $1.00, and is eligible to be paid bonus compensation, if any, as determined in the absolute discretion of the Company. In addition, upon execution of the employment agreement, and on October 1 of each year during the term of his employment agreement, Mr. Nelson shall be granted a fully vested stock award of 100,000 shares of the Company’s common stock pursuant to the Company’s Amended 2008 Plan. Mr. Nelson is eligible for participation in any and all benefit programs that the Company makes available to its employees, including health, dental and life insurance to the extent that he meets applicable eligibility requirements. Mr. Nelson is entitled to four weeks paid vacation yearly. We have the right to terminate Mr. Nelson’s agreement without cause for any reason, and Mr. Nelson may terminate his employment for cause, in either case on at least 30-day advance notice. In the event of termination without cause by us or termination by Mr. Nelson for cause, Mr. Nelson is entitled to a grant of 300,000 shares of fully vested common stock under our Amended 2008 Plan, reduced by any amounts of common stock already granted to him pursuant to his employment agreement, issued in 24 equal installments, plus eligibility in health and certain other benefit plans for 12 months from termination.

Amended and Restated Employment Agreement

On April 6, 2012, we entered into an Amended and Restated Employment Agreement with Stanton Nelson, our Chief Executive Officer. The material terms of the amended agreement is summarized below.

Amended and Restated Employment Agreement with Stanton Nelson.

The amended employment agreement with Mr. Nelson replaces his prior employment agreement that became effective on October 1, 2009. Under the terms of the amended agreement, Mr. Nelson will continue to serve as Chief Executive Officer of the Company. Mr. Nelson’s employment is “at will” and may be terminated at any time by Mr. Nelson or the Company, subject to the terms of the amended agreement. Except to a limited extent and as expressly permitted by our Board of Directors, Mr. Nelson is prohibited from serving as an officer or director of a publicly-held company or owning an interest in a company that interferes with his full-time employment or that is engaged in a business activity similar to our business. Mr. Nelson will receive a base salary of $199,000, which may be increased in the discretion of the Compensation Committee of the Board of Directors of the Company. Mr. Nelson is eligible for participation in any and all benefit programs that the Company makes available to its employees, including health, dental and life insurance to the extent that he meets applicable eligibility requirements. Mr. Nelson is entitled to four weeks paid vacation yearly. We have the right to terminate Mr. Nelson’s agreement without cause for any reason, and Mr. Nelson may terminate his employment for cause, in either case on at least 30-days advance notice. In the event of termination without cause by us or termination by Mr. Nelson for cause, Mr. Nelson shall be entitled to a payment equal to 18-months of his most recent base salary plus eligibility in health and certain other benefit plans for 18 months from termination.

In addition, Mr. Nelson agreed that, during the 24 months following termination of his employment, he will:

•	Not acquire, attempt to acquire, solicit, perform services (directly or indirectly) in any capacity for, or aid another in the acquisition or attempted acquisition of an interest in any business involved in providing sleep disorder diagnostic services, sleep therapy or re-supply services in any city in the United States where the Company or any of its affiliates owns a sleep center, or that is within 40 miles of a sleep center location owned by the Company or any of its affiliates;

•	Not solicit, induce, entice or attempt to entice (directly or indirectly) any employee, officer or director (except the executive officer’s personal secretary, if any), contractor, customer, vendor or subcontractor of the Company or any of its affiliates, or breach any relationship with the Company or any of its affiliates; and

•	Not solicit, induce, entice or attempt to entice any customer, vendor or subcontractor of the Company or any of its affiliates to cease doing business with the Company or any of its affiliates.

The foregoing summary of the Amended and Restated Employment Agreement is qualified in its entirety by reference to the exhibit filed with the Company’s Annual Report on 10-K for the year ended December 31, 2012.

Compensation of Directors

During 2013, we did not compensate our directors for service on our Board of Directors or for attending meetings of our Board of Directors or any of its committees, other than Ms. Jamie Hopping. Pursuant to an agreed-upon arrangement, we compensated our former Chairman of the Board, Ms. Jamie Hopping, $10,000 per month for services provided in her capacity as Chairman but do not have such an arrangement in place with our current Chairman. From January 2013 until her resignation in July 2013, Ms. Hopping earned $70,000 for her services as Chairman. We reimburse our independent directors for travel and out-of-pocket expenses in connection with their attendance at meetings of our Board of Directors.

Director Compensation Table

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total

Thomas Michaud(1)	$—	$—	$—	$—	$—
Jamie Hopping (former Chairman of the Board)(2)	$70,000	$—	$—	$—	$70,000	(3)
Scott R. Mueller	$—	$—	$—	$—	$—
Steven L. List	$—	$—	$—	$—	$—
Joseph Harroz, Jr.	$—	$—	$—	$—	$—
Robert A. Moreno, M.D.(1)	$—	$—	$—	$—	$—
S. Edward Dakil, M.D. (former Director)(2)	$—	$—	$—	$—	$—

(1)	Mr. Michaud and Dr. Moreno were elected to the Board on July 22, 2013.
(2)	Ms. Hopping and Dr. Dakil each respectively resigned from the Board on July 22, 2013.
(3)	Ms. Hopping earned $70,000 for her services as Chairman during the period of January–July 2013. At the time of Ms. Hopping’s resignation in July 2013, the Company owed her $130,000 for fees earned but not paid. This information is not included in the total compensation above as it was compensation earned prior to 2013. In October 2013, we issued Ms. Hopping 100,000 shares of common stock and agreed to pay her $90,000 in settlement of the amount owed to her. We no longer have any outstanding obligations owed to Ms. Hopping.

Agreement with Jamie Hopping

We entered into a Chairman of the Board Agreement with our former Chairman, Ms. Jamie Hopping, pursuant to which she was paid a fee of $10,000 per month for serving as Chairman of the Board and attending meetings of our Board. We also reimbursed Ms. Hopping, along with our other independent directors, for travel and out-of-pocket expenses in connection with their attendance at meetings of our Board. When Ms. Hopping resigned in July 2013, we owed her $130,000 for fees that had been earned under the agreement but not been paid by us. In October 2013, we issued Ms. Hopping 100,000 shares of common stock and agreed to pay her $90,000 in settlement of the amount owed to her. We no longer have any outstanding obligations owed to Ms. Hopping.

Equity Compensation Plans

For the benefit of our employees, directors and consultants, we have adopted the Amended and Restated 2008 Long-Term Incentive Plan. The following is a summary of the existing incentive plan. We are proposing an amendment to the plan; see “Proposal Three — Amended and Restated Foundation Healthcare, Inc. 2008 Long-Term Incentive Plan” for additional information on the proposed changes to the plan.

The Amended and Restated 2008 Long-Term Incentive Plan. For the benefit of our employees, directors and consultants, we adopted the Amended 2008 Long-Term Incentive Plan (the “Incentive Plan” or the “Amended 2008 Plan”). The Incentive Plan was established to create equity compensation incentives designed to motivate our directors and employees to put forth maximum effort toward our success and growth and enable our ability to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to our success. The Incentive Plan provides for the grant of stock options, including incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)), restricted stock awards, performance units, performance bonuses and stock appreciation rights to our employees and the grant of nonqualified stock options, stock appreciation rights and restricted stock awards to non-employee directors, subject to the conditions of the Incentive Plan (“Incentive Awards”). The number of shares of common stock authorized and reserved for issuance under the Incentive Plan is 2,750,000.

For purposes of administration of the Incentive Plan, it is deemed to consist of three separate incentive plans, a Non-Executive Officer Participant Plan, an Executive Officer Participant Plan and a Non-Employee Director Participant Plan. Except for administration and the category of employees eligible to receive incentive awards, the terms of the Non-Executive Officer Participant Plan and the Executive Officer Participant Plan are identical. The Non-Employee Director Plan has other variations in terms and only permits the grant of nonqualified stock options and restricted stock awards. The Incentive Plan is designed to provide flexibility to meet our needs in a changing and competitive environment while minimizing dilution to our shareholders. We do not intend to use all incentive elements of the Incentive Plan at all times for each participant but will selectively grant the incentive awards and rights to achieve long-term goals.

The Incentive Plan became effective on October 29, 2008 and was approved and adopted by our Board of Directors, as amended, on March 30, 2012 and by our shareholders on May 14, 2012. The Incentive Plan has a 10-year term, ending October 29, 2018, during which time incentive awards may be granted. The Incentive Plan will continue in effect until all matters relating to the payment of incentive awards and administration are settled.

Summary of the Amended 2008 Plan

The following description of certain features of the Amended 2008 Plan is intended to be a summary only.

Plan Administration. For purposes of administration, the Amended 2008 Plan shall be deemed to consist of three separate stock incentive plans, a “Non-Executive Officer Participant Plan” which is limited to non-executive officers, an “Executive Officer Participant Plan” which is limited to executive officers and a “Non-Employee Director Participant Plan” which is limited to non-employee directors. Except for administration and the category of participants eligible to receive awards, the terms of the Non-Executive Officer Participant Plan and the Executive Officer Participant Plan are identical. The Non-Employee Director Plan has other variations in terms and only permits the grant of nonqualified stock options and restricted stock awards. The Amended 2008 Plan may be administered, by the Compensation Committee, the Board or as otherwise delegated in accordance with the terms of the Amended 2008 Plan and such administrator shall be referred to as the Administrator.

The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended 2008 Plan. The Administrator may delegate to a subcommittee comprised of one or more members of the Board all or part of the Administrator’s authority and duties with respect to the granting of awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator shall include a limitation as to the amount of awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria.

Eligibility and Limitations on Grants. Persons eligible to participate in the Amended 2008 Plan will be those officers, employees, non-employee directors and other key persons (including consultants and prospective employees) of the Company and its subsidiaries as selected from time to time by the Administrator. The intention in making awards to eligible persons under the Amended 2008 Plan will be to align the compensation for these individuals over a multi-year period directly with the interests of our shareholders and serve as a tool in the recruiting and retention of these individuals.

The maximum award of stock options, stock awards, stock appreciation rights or performance units granted to any one individual will not exceed 1,000,000 shares (subject to adjustment for stock splits and similar events) for any calendar year period. The maximum award of a performance bonus to any individual shall not exceed $1,000,000 for any calendar year period.

Stock Options granted to employees and key persons. The Amended 2008 Plan permits the granting of (1) stock options intended to qualify as incentive stock options under Section 422 of the Code and (2) stock options that do not so qualify. Options granted under the Amended 2008 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of our Common Stock on the date of grant.

The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Administrator.

Options may be exercised in whole or in part with written notice to the Company’s delegate. The option exercise price may be paid in full either in cash, by certified or bank check or other instrument acceptable to the Administrator or by delivery (or attestation to the ownership) of shares that are beneficially owned by the optionee based on the fair market value of the Common Stock on the date of exercise or, subject to applicable law, by delivery to the Company of an exercise notice together with irrevocable instructions to a broker to promptly deliver cash or a check payable to the Company for the purchase price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Options granted to non-employee directors. The Administrator may grant non-qualified stock options to our non-employee directors and such grants may vary among individual non-employee directors. The option exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of our Common Stock on the date of grant.

Unless otherwise determined by the Administrator, a stock option granted to our non-employee directors will be exercisable in full on the date of grant. The term of each option may not exceed ten years from the date of grant. Options may be exercised only by notice to the Company specifying the number of shares to be purchased.

Upon exercise of options, the option exercise price will be paid in the same manner as described above under “Stock Options granted to employees and key persons.”

Restricted Stock Awards. The Administrator may award shares to participants subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period.

Performance Units. The Administrator may grant performance units to participants subject to such conditions and restrictions as the Administrator may determine. The conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period. To the extent that performance goals are included for an award of performance units, the performance period shall be for a period of not less than one year. The award may be paid out in cash or in shares of common stock as determined in the sole discretion of the Administrator and subject to Board approval.

Performance Bonus Awards. The Administrator may grant performance bonus awards independent of, or in connection with, the granting of other awards under the Amended 2008 Plan. The Administrator, in its sole discretion, determines whether and to whom performance bonus awards will be granted, the performance goals subject to the award, the period during which performance is to be measured, and such other conditions as the Administrator shall determine. Payment of a performance bonus may shall be made within 60 days of the Board’s certification that the performance target has been achieved unless the grantee has elected to defer payment pursuant to a non-qualified deferred compensation plan adopted by the Company. The award may be paid out in cash or in shares of common stock as determined in the sole discretion of the Administrator and subject to Board approval.

Stock Appreciation Rights. The Administrator may grant stock appreciation rights independent of, or in connection with, the grant of options under the Amended 2008 Plan. The amount payable with respect to each stock appreciation right shall be equal to the excess of the fair market value of a share of common stock on the exercise date over the exercise price of the stock appreciation right. Payment shall be made in shares of common stock having a value equal to the closing sale price on the exercise date, or in cash, as established in the stock appreciation right award agreement.

Cash-based Awards. The Administrator may grant cash-based awards under the Amended 2008 Plan. Each cash-based award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a cash-based award may be made in cash or in shares of stock, as the Administrator determines.

Change of Control. The Administrator may provide in the award agreement relating to any award that such award may be immediately vested, fully earned and exercisable upon the occurrence of a Change of Control, as defined in the Amended 2008 Plan.

Tax Withholding. Participants in the Amended 2008 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon any option exercise or vesting of other awards. The Company has the right to deduct any such taxes from any payment otherwise due grantee, including the right to reduce the number of shares of Common Stock otherwise required to be issued to a grantee in an amount that, on the date of issuance, would have a fair market value equal to all such taxes required to be withheld by the Company.

Amendments and Termination. Our Board of Directors may at any time amend or discontinue the Amended 2008 Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Any amendments that materially change the terms of the 2008 Plan, including any amendments that increase the number of shares reserved for issuance under the Amended 2008 Plan, materially modify the eligibility requirements for participation in the Amended 2008 Plan or materially increase the benefits to participants provided by the Amended 2008 Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers, and persons who own more than 10% of our common stock or other registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of the forms we received covering purchase and sale transactions in our common stock during 2013, we believe that each person who, at any time during 2013, was a director, executive officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during 2013, except that: Mr. Nelson, our Chief Executive Officer, reported one transaction late on one Form 4; Mr. Roy T. Oliver, one of our beneficial owners and affiliates, reported four transactions late on one Form 4; and Dr. Moreno, our director, reported one transaction late on one Form 4.

Director Liability and Indemnification

As permitted by the provisions of the Oklahoma General Corporation Act, our Restated Certificate of Incorporation (the “Certificate”) eliminates in certain circumstances the monetary liability of our directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director.

•	for a breach of the director’s duty of loyalty to us or our shareholders;

•	for acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for liability arising under Section 1053 of the Oklahoma General Corporation Act (relating to the declaration of dividends and purchase or redemption of shares in violation of the Oklahoma General Corporation Act); or

•	for any transaction from which the director derived an improper personal benefit.

In addition, these provisions do not eliminate liability of a director for violations of federal securities laws, nor do they limit our rights or the rights of our shareholders, in appropriate circumstances, to seek equitable remedies such as injunctive or other forms of non-monetary relief. Such remedies may not be effective in all cases.

Our Bylaws provide that we will indemnify our directors and officers. Under such provisions, any director or officer, who in his or her capacity as an officer or director, is made or threatened to be made, a party to any suit or proceeding, may be indemnified if the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interest. The Bylaws further provide that this indemnification is not exclusive of any other rights that an officer or director may be entitled. Insofar as indemnification for liabilities arising under the Bylaws or otherwise may be permitted to our directors and officers, we have been advised that in the opinion of the Securities and Exchange Commission indemnification is against public policy and is, therefore, unenforceable.

Furthermore, we have entered into indemnity and contribution agreements with each of our directors and executive officers. Under these indemnification agreements we have agreed to pay on behalf of the indemnitee, and his executors, administrators and heirs, any amount that he is or becomes legally obligated to pay because the:

•	indemnitee served as one of our directors or officers, or served as a director, officer, employee or agent of a corporation, partnership, joint venture, trust or other enterprise at our request; or

•	indemnitee was involved in any threatened, pending or completed action, suit or proceeding by us or in our right to procure a judgment in our favor by reason that the indemnitee served as one of our directors or officers, or served as a director, officer, employee or agent of a corporation, partnership, joint venture, trust or other enterprise at our request.

To be entitled to indemnification, indemnitee must have acted in good faith and in a manner that he reasonably believed to be in or not opposed to our best interests. In addition, no indemnification is required if the indemnitee is determined to be liable to us unless the court in which the legal proceeding was brought determines that the indemnitee was entitled to indemnification. The costs and expenses covered by these agreements include expenses of investigations, judicial or administrative proceedings or appeals, amounts paid in settlement, attorneys’ fees and disbursements, judgments, fines, penalties and expenses of enforcement of the indemnification rights.

We maintain insurance to protect our directors and officers against liability asserted against them in their official capacities for events occurring after September 1, 2008. This insurance protection covers claims and any related defense costs based on alleged or actual securities law violations, other than intentional dishonest or fraudulent acts or omissions, or any willful violation of any statute, rule or law, or claims arising out of any improper profit, remuneration or advantage derived by an insured director or officer. In addition, the insurance protection covers non-indemnifiable losses on individual directors and officers. The coverage limits on these director and officer indemnity policies are in amounts that we believe to be reasonable.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth as of December 31, 2013, information related to each category of equity compensation plan approved or not approved by our shareholders, including individual compensation arrangements with our non-employee directors. The equity compensation plan approved by our shareholders is our 2008 Long-Term Incentive Plan. All stock options and rights to acquire our equity securities are exercisable for or represent the right to purchase our common stock.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders:
2008 Long-Term Incentive Plan	1,125,000	$0.76	796,208

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding the beneficial ownership of our common stock as of March 31, 2014, of (i) the only persons known by us to own beneficially more than 5% of our common stock; (ii) each of our current directors and executive officers; and (iii) all of our executive officers and directors as a group, together with their percentage holdings of the beneficially owned outstanding shares. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated in the applicable footnotes, subject to community property laws, where applicable. For purposes of the table, the number of shares and percent of ownership of outstanding common stock that the named person beneficially owns includes common stock shares that the named person has the right to acquire within 60 days following March 31, 2014 (pursuant to exercise of stock options, warrants or conversion rights) and are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the number of shares beneficially owned and percent of outstanding common stock of any other named person.

Name and Address of Beneficial Owner	Shares Owned of Record	Rights to Acquire	Total Shares	Ownership Percentage (1)
Foundation Healthcare Affiliates, LLC (5)	114,500,000	—	114,500,000	66.8%
Oliver Company Holdings, LLC (2)	17,936,357	431,035	18,367,392	10.7%
Arvest Bank (6)	13,333,333	—	13,333,333	7.8%
Thomas Michaud (3)(4)	—	—	—	—%
Stanton Nelson (3)(4)	8,247,547	330,000	8,577,547	5.0%
Joseph Harroz, Jr. (3)(4)	110,350	—	110,350	* %
Scott R. Mueller (3)(4)	103,546	—	103,546	* %
Steven L. List (3)(4)	80,000	—	80,000	* %
Robert A. Moreno, M.D. (3)(4)	261,000	—	261,000	* %
Mark R. Kidd (3)(4)	20,000	—	20,000	* %
Grant A. Christianson (3)(4)	24,540	—	24,540	* %
Robert M. Byers (3)(4)	—	—	—	—%
Executive Officers and Directors as a group (9 individuals)	8,846,983	330,000	9,176,983	5.3%

*	Represents less than one percent (1.0%) of the outstanding shares of common stock.
(1)	Percentages are rounded to the nearest one percent, based upon 171,323,381 shares of common stock outstanding.
(2)	Includes (i) 50,000 shares held by Mr. Roy T. Oliver and (ii) 17,455,322 shares held by Oliver Company Holdings, LLC and 431,035 shares held by Valiant Investments, LLC. Valiant Investments, LLC hold warrants exerisable for 431,035 shares. Mr. Oliver has voting and investment power over the shares held by Oliver Company Holdings, LLC and Valiant Investments, LLC, and therefore may be deemed to beneficially own such shares. The business address of each of Oliver Company Holdings, LLC and Roy T. Oliver is 101 North Robinson, Ste. 900, Oklahoma City, Oklahoma 73102.
(3)	The named person is an executive officer or a director or both.
(4)	The business address of such person is 14000 N. Portland Ave., Ste. 200, Oklahoma City, Oklahoma 73134.
(5)	The business address of Foundation Healthcare Affiliates, LLC is 14000 N. Portland Ave., Ste. 204, Oklahoma City, Oklahoma 73134.
(6)	The business address of Arvest Bank is 5621 N. Classen Blvd., Oklahoma City, Oklahoma 73118.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our policies with respect to related party transaction are included in more general conflict of interest policies and practices set forth in our Code of Conduct.

Our Code of Conduct prohibits conflicts involving family members, ownership in outside businesses, and outside employment. Our directors, officers and employees and their family members are not permitted to own, directly or indirectly, a significant financial interest in any business enterprise that does or seeks to do business with, or is in competition with, us unless prior specific written approval has been granted by our Board of Directors. As a guide, “a significant financial interest” refers to an ownership interest of more than 1% of the outstanding securities or capital value of the business enterprise or that represents more than 5% of the total assets of the director, officer, employee or family member.

Our Nominating and Corporate Governance Committee is charged with reviewing conflicts of interests. If the matter cannot be resolved by the committee, our Board of Directors may take action, or in the case of a conflict among all or nearly all of the members of our Board of Directors, the matter may be brought to our shareholders.

Contained below is a description of transactions and proposed transactions we entered into with our officers, directors and shareholders that beneficially own more than 5% of our common stock during 2013 and 2012. These transactions will continue in effect and may result in conflicts of interest between us and these individuals. Although our officers and directors have fiduciary duties to us and our shareholders, there can be no assurance that conflicts of interest will always be resolved in favor of us and our shareholders.

On August 31, 2012, December 31, 2012, March 1, 2013, April 2, 2013 and July 22, 2013, we executed promissory notes with Mr. Roy T. Oliver in the amount of $1,184,808, $351,710, $485,082, $351,710 and $5,648,290, respectively, for a total of $8,021,600 (the “Oliver Notes”). The interest rate on the notes was 8% and the maturity dates of the notes were July 31, 2013. All principal and interest outstanding were due on the maturity date. Mr. Oliver is one of our greater than 5% shareholders and affiliates and also held such status at the time of each transaction. The promissory notes were subordinate to our credit facility with Arvest Bank. We used the proceeds from the notes to fund our payment obligations to Arvest Bank. On July 22, 2013, we issued Mr. Oliver 17,970,295 shares of common stock for full satisfaction of the Oliver Notes including principal and accrued interest owed thereon of $114,263. No underwriters were involved.

In October 2013, we and our wholly-owned subsidiary, Foundation Health Enterprises, LLC (“FHE”) completed a private placement offering $9,135,000. The offering was comprised of 87 units (“FHE Unit” or “preferred noncontrolling interest”). Each FHE Unit was offered at $105,000 and entitled the purchaser to one (1) Class B membership interest in FHE, valued at $100,000, and 10,000 shares of the Company’s common stock, valued at $5,000. Mr. Stanton Nelson, our chief executive officer, purchased 5 FHE units for $525,000.

As of December 31, 2013 and 2012, we had approximately $2.2 million and $33,000 on deposit at Valliance Bank. Valliance Bank is controlled by Mr. Roy T. Oliver, one of our greater than 5% shareholders and affiliates. In addition, we are obligated to Valliance Bank under certain notes payable totaling approximately $5.9 million nd $0.8 million at December 31, 2013 and 2012, respectively. The interest rates on the notes range from 5% to 10%. Non-controlling interests in Valliance Bank are held by Mr. Stanton Nelson, our Chief Executive Officer and Mr. Joseph Harroz, Jr., one of our directors. Mr. Nelson and Mr. Harroz also serve as directors of Valliance Bank.

In March 2012, we executed a lease agreement with City Place, LLC (“City Place”) for our new corporate headquarters and offices. Under the lease agreement, we pay monthly rent of $17,970 through June 30, 2014; $0.00 from July 1, 2014 to January 31, 2015 and $17,970 from February 1, 2015 to March 31, 2017 plus additional payments for allocable basic expenses of City Place. The lease expires on March 31, 2017. As part of the lease agreement, City Place paid $450,000 to offset a portion of the costs we incurred to build-out the office space. Non-controlling interests in City Place are held by Roy T. Oliver, one of our greater than 5% shareholders and affiliates, and Mr. Stanton Nelson, our Chief Executive Officer. During 2013 and 2012, we incurred approximately $70,000 in lease expense under the terms of the lease.

Our previous corporate headquarters and offices were occupied under a month to month lease with Oklahoma Tower Realty Investors, LLC, requiring monthly rental payments of approximately $7,000. Mr. Roy T. Oliver, one of our greater than 5% shareholders and affiliates, controls Oklahoma Tower Realty Investors, LLC (“Oklahoma Tower”). During 2012, we incurred approximately $21,000 in lease expense under the terms of the lease. In addition, during 2012, we paid Oklahoma Tower approximately $42,000 for employee parking under a month to month agreement.

We have received cash advances from FHA and certain real estate subsidiaries and affiliates of FHA (“FHA Real Estate”). As of December 31, 2013, we owed FHA Real Estate approximately $1.0 million.

On October 1, 2012, we entered into a purchase agreement to acquire 100% of the membership interests of Midwest Sleep Specialists (“MSS”) located in Kansas City, Missouri, for a purchase price of $720,000. The membership interests of MSS are currently held by Dr. Steven Hull, our Chief Medical Officer. Under the agreement, the purchase price was to be paid in semi-monthly installments of $15,000 commencing on October 18, 2012 and ending on September 30, 2014 (the “Transfer Date”). Under the agreement, the membership interests will not be transferred to us until the final payment is made on the Transfer Date. Prior to the Transfer Date, we do not have any control over the operation of MSS. In addition, we are not obligated to continue to make the semi-monthly payments and may rescind the agreement at any time. As a result, we would not record the MSS purchase until the Transfer Date. As of June 30, 2013, we had incurred cumulative semi-monthly payments of $300,000. In July 2013, we exercised our right to rescind the agreement. As a result, the installment payments made to date were written-off.

On October 1, 2012, we entered into a management services agreement with MSS to provide certain administrative staffing and other support to the back office operations of MSS. MSS is owned by Dr. Steven Hull, our Chief Medical Officer. The term of the management services agreement is five years and renews automatically for successive five year periods unless either party provides 90 day written notice of termination. Additionally, the management services agreement will automatically terminate upon the Transfer Date. We have received approximately $64,000 in management fees since October 1, 2012 under this agreement. Prior to the current agreement, we provided similar services to MSS under other arrangements. Under the previous arrangements, the total management fees received from MSS during 2012 were approximately $298,000.

PROPOSAL TWO — APPROVAL OF AMENDMENT TO THE COMPANY’S RESTATED

CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Our Board of Directors is seeking shareholder approval to give the Board authorization to amend our Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock (the “Reverse Stock Split”) in one of eight ratios, namely 1-for-3, 1-for-4, 1-for-5, 1-for-6, 1-for-7, 1-for-8, 1-for-9, or 1-for-10 shares, with the final ratio to be determined by the Board following shareholder approval. If approved and the Board determines to implement the Reverse Stock Split, we would file an amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Oklahoma (the “Amendment”) to effect the Reverse Stock Split without further approval of our shareholders. For the reasons described below, the Board has determined that the Reverse Stock Split and Amendment are advisable and in the best interests of the Company and its shareholders. The full text of the proposed Amendment is attached as Annex A.

The principal effect of the Reverse Stock Split would be to decrease the number of outstanding shares of our common stock and correspondingly increase the per share price of our common stock. Except for de minimis adjustments that may result from the treatment of fractional shares as described below, the Reverse Stock Split will not have any dilutive effect on our shareholders since each shareholder would hold the same percentage of our common stock outstanding immediately following the Reverse Stock Split as such shareholder held immediately prior to the Reverse Stock Split. The relative voting and other rights that accompany the shares of common stock would not be affected by the Reverse Stock Split.

Although the Reverse Stock Split will not have any dilutive effect on our shareholders, the proportion of shares owned by our shareholders relative to the number of shares authorized for issuance will decrease because the proposed Amendment maintains the current authorized number of shares of common stock at 500,000,000. The remaining authorized shares may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and expanding the Company’s business or product lines through the acquisition of other businesses or products. In order to support the Company’s projected need for additional equity capital and to provide flexibility to raise the capital necessary to finance ongoing operations, the Board of Directors believes the number of shares of common stock the Company is authorized to issue should be maintained at 500,000,000.

The Company expects it will need to raise additional capital in order to improve the Company’s financial condition. This Proxy Statement is not an offer to sell or the solicitation of an offer to buy the Company’s securities issuable in any capital raising transaction. Offers and sales of securities issuable in any capital raising transaction will only be made by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and applicable state securities laws, on the terms and subject to the conditions set forth in such prospectus or pursuant to a private placement transaction pursuant to an exemption from the registration requirements of the Securities Act.

The Reverse Stock Split is not part of a broader plan to take the Company private. If the Reverse Stock Split is approved by the shareholders but is not subsequently implemented by the Board by December 31, 2014, then the proposed Amendment shall be deemed abandoned without any further effect.

Reasons for the Reverse Stock Split

The primary reason for proposing the Reverse Stock Split is to increase the per share market price of our common stock in order to uplist our common stock from the OTCQB to the NYSE MKT. The Board believes the consummation of the Reverse Stock Split and the uplist of our common stock will make our common stock more attractive to a broader range of institutional and other investors and increase the liquidity of our common stock. Accordingly, for these and other reasons described in this Proxy Statement, we believe that effecting the Reverse Stock Split is in the Company’s and our shareholders’ best interests.

We believe that the Reverse Stock Split will enhance our ability to obtain an initial listing on NYSE MKT. As of April 1, 2014, the closing bid price of our common stock was $0.65. The NYSE MKT requires, among other items, an initial bid price of least $2.00 per share and following initial listing, maintenance of a continued price of at least $1.00 per share. A decrease in the number of outstanding shares of our common stock resulting from a Reverse Stock Split should, absent other factors, increase the per share market price of our common stock, although we cannot provide any assurance that our minimum bid price would remain over the minimum bid price requirement of NYSE MKT following the Reverse Stock Split.

The Board of Directors also believes that the Reverse Stock Split and any resulting increase in the per share price of our common stock will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our common stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our common stock. We believe that the Reverse Stock Split will make our common stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our common stock.

If shareholders approve the Reverse Stock Split, in addition to the considerations noted above, the Board will consider other factors in evaluating whether or not to authorize the Reverse Stock Split and determining the appropriate split ratio various factors, including:

•	the negative perception of reverse stock splits held by some investors, analysts and other stock market participants;

•	the fact that the share price of some companies that have effected reverse stock splits, like the Company’s share price, has subsequently declined back to pre-reverse split levels; and

•	the potential adverse effect on liquidity that might be caused by a reduced number of shares outstanding, and the costs associated with implementing a reverse stock split.

As noted above, even if shareholders approve the proposed Reverse Stock Split, the Company reserves the right not to effect the Reverse Stock Split if the Board does not deem it to be advisable and in the best interests of the Company and its shareholders.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock in order to attract new investors and meet the initial listing requirements of the NYSE MKT. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, we cannot assure you that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that after the Reverse Stock Split the market price of our common stock will increase proportionately to reflect the ratio for the Reverse Stock Split, that the market price of our common stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Stock Split.

Determination of Reverse Stock Split Ratio

The Board of Directors believes that shareholder approval of an amendment that would allow the Board of Directors to determine the exact reverse stock split ratio within a specified range of in the range of 1-for-3 to 1-for-10 shares (rather than shareholder approval of a fixed reverse stock split ratio) provides the flexibility to achieve the desired results of the Reverse Stock Split. We believe that enabling our Board of Directors to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our shareholders. In determining a ratio, if any, following the receipt of shareholder approval, our Board of Directors may consider, among other things, factors such as:

•	the initial listing requirements of the NYSE MKT;

•	the projected impact of the reverse stock split ratio on the trading liquidity in our common stock and the Company’s ability to list the common stock on a national securities exchange;

•	the historical trading price and trading volume of our common stock;

•	the Company’s capitalization (including the number of shares of our common stock outstanding);

•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock; and

•	prevailing general market and economic conditions.

The Board of Directors will consider the conditions, information and circumstances existing at the time when it determines whether to implement a reverse stock split and, if it decides to implement a reverse stock split, the precise reverse stock split ratio.

Potential Disadvantages of a Reverse Stock Split

As noted above, the principal purpose of the Reverse Stock Split would be to help increase the per share market price of our common stock by up to factor of ten. We cannot assure you, however, that the Reverse Stock Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of common stock will increase the market price of our common stock, we cannot assure you that the Reverse Stock Split will increase the market price of our common stock by a multiple equal to the number of pre-split shares, or result in any permanent increase in the market price of our stock, which is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Stock Split, then the value of the Company as measured by our stock capitalization will be reduced, perhaps significantly.

The number of shares held by each individual shareholder would be reduced if the Reverse Stock Split is implemented. This will increase the number of shareholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to shareholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Stock Split could increase the transaction costs to existing shareholders in the event they wish to sell all or a portion of their position.

Although the Board of Directors believes that the decrease in the number of shares of our common stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the market price of our common stock could encourage interest in our common stock and possibly promote greater liquidity for our shareholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Authorized Shares

If and when the Board of Directors elects to effect the Reverse Stock Split, the Amendment will concurrently therewith maintain the authorized number of shares of the Company’s common stock at 500,000,000. Accordingly, there will be no reduction in the number of authorized shares of our common stock in proportion to the reverse stock split ratio. As a result, the proportion of shares owned by our shareholders relative to the number of shares authorized for issuance will decrease and additional authorized shares of common stock will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by our shareholders, except as required by applicable laws and regulations.

Anti-Takeover and Dilutive Effects

The purpose of maintaining our authorized common stock at 500,000,000 after the Reverse Stock Split is to facilitate our ability to raise additional capital to support our operations, not to establish any barriers to a change of control or acquisition of the Company. Shares of common stock that are authorized but unissued provide our Board of Directors with flexibility to effect, among other transactions, public or private financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by the Board of Directors, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Amendment would give our Board of Directors authority to issue additional shares from time to time without delay. The Amendment is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company, nor does the Board of Directors have any present intent to use the authorized but unissued common stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

In addition, the issuance of additional shares of common stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding common stock, depending on the circumstances, and would likely dilute a shareholder’s percentage voting power in the Company. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Our Board of Directors intends to take these factors into account before authorizing any new issuance of shares.

Effects of the Reverse Stock Split

General

If approved by shareholders at the Annual Meeting and if our Board of Directors concludes that it is in the best interests of the Company and its shareholders to effect the Reverse Stock Split, the Amendment will be filed with the Secretary of State of the State of Oklahoma. The actual timing of the filing of the Amendment with the Secretary of State of the State of Oklahoma to effect the Reverse Stock Split will be determined by the Board of Directors. Also, if for any reason the Board of Directors deems it advisable to do so, the Reverse Stock Split may be abandoned at any time prior to the filing of the Amendment, without further action by our shareholders. The text of the proposed Amendment is set forth in Annex A to this Proxy Statement. If and when effected by the Board, the Reverse Stock Split will be implemented by filing the Amendment with the Secretary of State of the State of Oklahoma, and the Amendment and Reverse Stock Split will be effective as of the date and time specified in the Amendment (the “Effective Time”).

Upon the filing of the Amendment, without further action on the part of the Company or the shareholders, the outstanding shares of common stock held by shareholders of record as of the Effective Time would be converted into a lesser number of shares of common stock based on a Reverse Stock Split ratio in the range of 1-for-3 to 1-for-10 shares, as determined by the Board of Directors. For example, if you presently hold 1,000 shares of our common stock, you would hold between 334 and 100 shares of our common stock following the Reverse Stock Split.

Effect on Outstanding Shares, Options and Certain Other Securities

If the Reverse Stock Split is implemented, the number of shares of our common stock owned by each shareholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our common stock owned by each shareholder will remain unchanged except for any de minimis change resulting from rounding up to the nearest number of whole shares so that the Company is not obligated to issue cash in lieu of any fractional shares that such shareholder would have received as a result of the Reverse Stock Split. The number of shares of our common stock that may be purchased upon exercise of outstanding warrants, options or other securities convertible into, or exercisable or exchangeable for, shares of our common stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the Effective Time.

The table below sets forth the number of shares of our common stock that would be (1) issued and outstanding; (2) authorized and reserved for issuance upon exercise of outstanding warrants, options and other securities convertible into our common stock; and (3) authorized and remaining available for future issuances, in each cash upon the implementation of the Reverse Stock Split at each ratio in the range from 1-for-3 to 1-for-10 based on our capitalization at March 31, 2014.

Reverse Stock Split Ratio	Total Shares of Common Stock Issued and Outstanding	Total Shares of Common Stock Authorized and Reserved for Issuance	Total Shares of Common Stock Authorized and Available for Future Issuances
Pre-Split	171,323,381	18,361,064	310,315,555
1-for-3	57,107,794	6,120,355	436,771,851
1-for-4	42,830,845	4,590,266	452,578,889
1-for-5	34,264,676	3,672,213	462,063,111
1-for-6	28,553,897	3,060,177	468,385,926
1-for-7	24,474,769	2,623,009	472,902,222
1-for-8	21,415,423	2,295,133	476,289,444
1-for-9	19,035,931	2,040,118	478,923,951
1-for-10	17,132,338	1,836,106	481,031,556

Effect on Registration and Stock Trading

Our common stock is currently registered under the Securities Act of 1933, as amended, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of our common stock. The Company presently does not intend to seek any change in its status as a reporting company for federal securities law purposes, either before or after the Reverse Stock Split.

If the proposed Reverse Stock Split is implemented, our common stock will continue to be reported on the OTCQB under the symbol “FDNH,” although the letter “D” will be added to the end of the trading symbol for a period of 20 trading days from the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split has occurred.

Fractional Shares; Exchange of Shares

The Board of Directors does not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we do not expect to issue certificates representing fractional shares. Shareholders of record who would otherwise hold a fractional share because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio will be entitled to have their fractional share rounded up to the next whole number.

As of April 7, 2014, the Company had approximately 111 holders of record of the Company’s common stock (although the Company had significantly more beneficial holders). The Company does not expect the Reverse Stock Split and the rounding up of fractional shares to whole shares to result in a significant reduction in the number of record holders.

If the Reverse Stock Split is effected, shareholders who hold uncertificated shares (i.e., shares held in book-entry form and not represented by a physical certificate), either as direct or beneficial owners, will have their holdings electronically adjusted automatically by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. Shareholders who hold uncertificated shares as direct owners will be sent a statement of holding from our transfer agent that indicates the number of post-reverse split shares of our common stock owned in book-entry form. Shareholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) will receive a transmittal letter from our transfer agent promptly after the effective time of the Reverse Stock Split. The transmittal letter will be accompanied by instructions specifying how shareholders holding certificated shares can exchange certificates representing the pre-reverse split shares of our common stock for a statement of holding.

Shareholders will not have to pay any service charges in connection with the exchange of their certificates. YOU SHOULD NOT DESTROY ANY PHYSICAL STOCK CERTIFICATES AND YOU SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL DIRECTED TO DO SO BY A TRANSMITTAL LETTER FROM OUR TRANSFER AGENT.

Accounting Consequences

As of the Effective Time, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our common stock outstanding.

Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular shareholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (a) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (b) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (c) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Each shareholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Stock Split.

U.S. Holders. The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon the Reverse Stock Split. Accordingly, the aggregate tax basis in the common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the common stock received should include the holding period for the common stock surrendered.

A U.S. holder who receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share of our common stock. Such capital gain or loss should be long term capital gain or loss if the U.S. holder’s holding period for our common stock surrendered exceeded one year at the Effective Time. The deductibility of net capital losses by individuals and corporations is subject to limitations.

U.S. Information Reporting and Backup Withholding. Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split in the case of certain U.S. holders. In addition, U.S. holders may be subject to a backup withholding tax (at the current applicable rate of 28%) on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders. The discussion in this section is addressed to “non-U.S. holders.” A non-U.S. holder is a beneficial owner of our common stock who is a foreign corporation or a non-resident alien individual. Generally, non-U.S. holders will not recognize any gain or loss upon the Reverse Stock Split. In particular, gain or loss will not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment in the United States), (b) with respect to non-U.S. holders who are individuals, such non-U.S. holders are present in the United States for less than 183 days in the taxable year of the Reverse Stock Split and other conditions are met, and (c) such non-U.S. holders comply with certain certification requirements.

In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed

Vote Required

The affirmative vote of a majority of the issued and outstanding shares of our common stock is required to approve the Amendment to effect the Reverse Stock Split.

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote “FOR” this proposal to approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio to be determined by the Board of Directors between 1-for-3 to 1-for-10 shares. We will vote your proxy accordingly unless you specify a contrary choice.

PROPOSAL THREE — AMENDED AND RESTATED FOUNDATION HEALTHCARE, INC. 2008

LONG-TERM INCENTIVE PLAN

On February 17, 2014, our Board of Directors adopted the Amended and Restated Foundation Healthcare, Inc. 2008 Long-Term Incentive Plan (the “Amended 2008 Plan”), subject to the approval of our shareholders. The Amended 2008 Plan will become effective if approved by our shareholders.

Approval of an amendment and restatement of our Amended 2008 Plan is intended to (i) increase the number of shares of common stock authorized for issuance under the plan by 17,250,000 to 20,000,000 (there are currently 2,750,000 shares of common stock reserved and only 696,208 shares remain available, (ii) to amend the maximum award of stock options, stock awards, stock appreciation rights or performance units under the Amended 2008 Plan so that no individual can receive awards covering more than 10,000,000 shares of common stock in any year and amend the maximum award of a performance bonus so that no individual may receive a performance bonus valued at more than $2,500,000 for any calendar year period; and (iii) to correct minor administrative and typographical errors.

The maximum number of shares of our common stock currently reserved for issuance under the Amended 2008 Plan is 2,750,000 shares of common stock. We expect that this number of shares will be used for equity awards over a period of more than one year. As of the close of our fiscal year, December 31, 2013, there was an aggregate of 1,125,000 shares of our common stock authorized for grant under the Amended 2008 Plan and 796,208 shares remained available for grant, not including the 8,291,745 shares of common stock subject to stock option awards granted to our Chief Executive Officer and directors on February 17, 2014 pending shareholder approval of our Amended 2008 Plan and described below under “New Plan Benefits”.

The purpose of the Amended 2008 Plan is to enable the Company to attract, retain and reward certain officers, employees and directors of, and consultants to, the Company and strengthen the mutuality of interests between such persons and the Company’s shareholders through the issuance of equity and cash awards. The Company firmly believes that such awards are a critical part of the compensation package offered to new, existing and key employees and an important tool in the Company’s ability to attract and retain talented personnel.

Summary of the Amended 2008 Plan

The following description of certain features of the Amended 2008 Plan is intended to be a summary only. This summary is qualified in its entirety by reference to the complete text of the Amended 2008 Plan. Shareholders are urged to read the actual text of the Amended 2008 Plan in its entirety which is set forth as Annex B to this Proxy Statement (proposed additions are shown as bold and double-underlined text and proposed deletions are shown as strike-throughs).

Plan Administration. For purposes of administration, the Amended 2008 Plan shall be deemed to consist of three separate stock incentive plans, a “Non-Executive Officer Participant Plan” which is limited to non-executive officers, an “Executive Officer Participant Plan” which is limited to executive officers and a “Non-Employee Director Participant Plan” which is limited to non-employee directors. Except for administration and the category of participants eligible to receive awards, the terms of the Non-Executive Officer Participant Plan and the Executive Officer Participant Plan are identical. The Non-Employee Director Plan has other variations in terms and only permits the grant of nonqualified stock options and restricted stock awards. The Amended 2008 Plan may be administered, by the Compensation Committee, the Board or as otherwise delegated in accordance with the terms of the Amended 2008 Plan and such administrator shall be referred to as the Administrator.

The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended 2008 Plan. The Administrator may delegate to a subcommittee comprised of one or more members of the Board all or part of the Administrator’s authority and duties with respect to the granting of awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator shall include a limitation as to the amount of awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria.

Eligibility and Limitations on Grants. Persons eligible to participate in the Amended 2008 Plan will be those officers, employees, non-employee directors and other key persons (including consultants and prospective employees) of the Company and its subsidiaries as selected from time to time by the Administrator. The intention in making awards to eligible persons under the Amended 2008 Plan will be to align the compensation for these individuals over a multi-year period directly with the interests of our shareholders and serve as a tool in the recruiting and retention of these individuals.

The maximum award of stock options, stock awards, stock appreciation rights or performance units granted to any one individual will not exceed 10,000,000 shares (subject to adjustment for stock splits and similar events) for any calendar year period. The maximum award of a performance bonus to any individual shall not exceed $2,500,000 for any calendar year period.

Stock Options granted to employees and key persons. The Amended 2008 Plan permits the granting of (1) stock options intended to qualify as incentive stock options under Section 422 of the Code and (2) stock options that do not so qualify. Options granted under the Amended 2008 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of our Common Stock on the date of grant.

The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Administrator.

Options may be exercised in whole or in part with written notice to the Company’s delegate. The option exercise price may be paid in full either in cash, by certified or bank check or other instrument acceptable to the Administrator or by delivery (or attestation to the ownership) of shares that are beneficially owned by the optionee based on the fair market value of the Common Stock on the date of exercise or, subject to applicable law, by delivery to the Company of an exercise notice together with irrevocable instructions to a broker to promptly deliver cash or a check payable to the Company for the purchase price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Options granted to non-employee directors. The Administrator may grant non-qualified stock options to our non-employee directors and such grants may vary among individual non-employee directors. The option exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of our Common Stock on the date of grant.

Unless otherwise determined by the Administrator, a stock option granted to our non-employee directors will be exercisable in full on the date of grant. The term of each option may not exceed ten years from the date of grant. Options may be exercised only by notice to the Company specifying the number of shares to be purchased.

Upon exercise of options, the option exercise price will be paid in the same manner as described above under “Stock Options granted to employees and key persons.”

Restricted Stock Awards. The Administrator may award shares to participants subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period.

Performance Units. The Administrator may grant performance units to participants subject to such conditions and restrictions as the Administrator may determine. The conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period. To the extent that performance goals are included for an award of performance units, the performance period shall be for a period of not less than one year. The award may be paid out in cash or in shares of common stock as determined in the sole discretion of the Administrator and subject to Board approval.

Performance Bonus Awards. The Administrator may grant performance bonus awards independent of, or in connection with, the granting of other awards under the Amended 2008 Plan. The Administrator, in its sole discretion, determines whether and to whom performance bonus awards will be granted, the performance goals subject to the award, the period during which performance is to be measured, and such other conditions as the Administrator shall determine. Payment of a performance bonus may shall be made within 60 days of the Board’s certification that the performance target has been achieved unless the grantee has elected to defer payment pursuant to a non-qualified deferred compensation plan adopted by the Company. The award may be paid out in cash or in shares of common stock as determined in the sole discretion of the Administrator and subject to Board approval.

Stock Appreciation Rights. The Administrator may grant stock appreciation rights independent of, or in connection with, the grant of options under the Amended 2008 Plan. The amount payable with respect to each stock appreciation right shall be equal to the excess of the fair market value of a share of common stock on the exercise date over the exercise price of the stock appreciation right. Payment shall be made in shares of common stock having a value equal to the closing sale price on the exercise date, or in cash, as established in the stock appreciation right award agreement.

Cash-based Awards. The Administrator may grant cash-based awards under the Amended 2008 Plan. Each cash-based award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a cash-based award may be made in cash or in shares of stock, as the Administrator determines.

Change of Control. The Administrator may provide in the award agreement relating to any award that such award may be immediately vested, fully earned and exercisable upon the occurrence of a Change of Control, as defined in the Amended 2008 Plan.

Tax Withholding. Participants in the Amended 2008 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon any option exercise or vesting of other awards. The Company has the right to deduct any such taxes from any payment otherwise due grantee, including the right to reduce the number of shares of Common Stock otherwise required to be issued to a grantee in an amount that, on the date of issuance, would have a fair market value equal to all such taxes required to be withheld by the Company.

Amendments and Termination. Our Board of Directors may at any time amend or discontinue the Amended 2008 Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Any amendments that materially change the terms of the 2008 Plan, including any amendments that increase the number of shares reserved for issuance under the Amended 2008 Plan, materially modify the eligibility requirements for participation in the Amended 2008 Plan or materially increase the benefits to participants provided by the Amended 2008 Plan.

Effective Date of 2008 Plan

The Board originally adopted the 2008 Plan on October 29, 2008 and approved the Amended 2008 Plan on March 30, 2011 and March 30, 2012, and the Amended 2008 Plan will become effective when and if approved by shareholders. Awards of incentive options may be granted under the Amended 2008 Plan until ten years after Board approval of the original plan on October 29, 2008. If the Amended 2008 Plan is not approved by shareholders the 2008 Plan will continue in effect until it expires, and awards may be granted thereunder, in accordance with their terms.

New Plan Benefits

On February 17, 2014, the Compensation Committee of the Board of Directors granted Mr. Nelson, our Chief Executive Officer, a restricted stock award for 8,191,745 shares of common stock pursuant to the Amended 2008 Plan. The award is subject to vesting as follows: 20% vesting as of the date of grant and 20% vesting on each anniversary of the date hereof; such grant subject to forfeiture in the event that our shareholders fail to approve, pursuant to this proposal, an increase in the number of shares of common stock authorized for issuance under the Amended 2008 Plan.

On February 17, 2014, the Compensation Committee also granted fully vested restricted stock awards covering an aggregate of 100,000 shares to its non-employee directors as follows: 30,000 shares to Scott Mueller; 30,000 shares to Steven List; 20,000 shares to Robert Moreno, M.D.; and 20,000 shares to Joseph Harroz.

Except as set forth above, the benefits or amounts that may be received by, or allocated to, our Chief Executive Officer, or other executives are granted on a discretionary basis and, as such, are not determinable as awards under the Amended 2008 Plan.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Amended 2008 Plan. It does not describe all federal tax consequences under the Amended 2008 Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

An incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

If shares acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (2) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares.

Non-Qualified Options. No taxable income is generally realized by the optionee upon the grant of a non-qualified option. Generally (1) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and we receive a tax deduction for the same amount, and (2) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Restricted Stock Awards. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date” (as defined above under “Non-Qualified Stock Options”). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance Units and Performance Bonus Awards. A participant generally will recognize no income upon the grant of a performance unit or performance bonus award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock Awards”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Non-Qualified Stock Options”), will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights. In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares of our common stock received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Cash-Based Awards. A participant generally will recognize no income upon the grant of a cash-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on the Company’s Deductions. As a result of Section 162(m) of the Code, our deduction for certain awards under the Amended 2008 Plan may be limited to the extent that the Chief Executive Officer or other executive officer (other than our Chief Financial Officer) whose compensation is required to be reported in the summary compensation table receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Amended 2008 Plan is structured to allow certain grants to qualify as performance-based compensation.

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote “FOR” the approval of the Amended 2008 Plan. We will vote your proxy accordingly unless you specify a contrary choice.

PROPOSAL FOUR — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Our Board of Directors has appointed Hein & Associates LLP as our independent registered public accounting firm for the year ending December 31, 2014. A proposal will be presented at the Annual Meeting asking you and our other shareholders to ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm. If our shareholders do not ratify the appointment of Hein & Associates, our Board will reconsider the appointment.

A representative of Hein & Associates LLP is not expected to be present at the Annual Meeting.

Audit Fees

Audit Fees. The aggregate audit fees billed by the Company’s current auditor, Hein & Associates LLP, during 2013 and 2012 was $250,000 and $137,000. The aggregate audit fees billed by the Company’s predecessor auditor, Eide Bailly LLP, for 2012 was approximately $47,000. The aggregate audit fees included fees billed for the audit of our annual financial statements and for reviews of our financial statements included in our Quarterly Reports on Form 10-Q and other public filings.

Audit-Related Fees. During 2013, we incurred audit-related fees of $195,000 related to the acquisition of the Foundation Entities. There were no audit-related fees incurred during 2012.

Tax Fees. In 2013 and 2012, we had aggregate tax fee bills of $89,000 and $67,000, respectively, related to the preparation of our Federal and state tax returns.

All Other Fees. During 2012, we incurred $2,000 in other fees with Hein & Associates LLP. During 2013, we did not incur any other fees.

In reliance on the review and discussions referred to above, our Audit Committee and Board of Directors approved the audited financial statements for the fiscal year ended December 31, 2013, for filing with the Securities and Exchange Commission.

Audit Committee Pre-Approval Procedures. Rules and regulations of the Securities and Exchange Commission implemented in accordance with the requirements of Sarbanes-Oxley Act of 2002 require audit committees of companies reporting under and pursuant to the Securities Exchange Act of 1934 to pre-approve audit and non-audit services. Our Audit Committee follows procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services, are pre-approved by category of service. During a year circumstances may arise that require engagement of the independent public accountants for additional services not contemplated in the original pre-approval. In those instances, we obtain the specific pre-approval of our Audit Committee before engaging our independent public accountants. The procedures require our Audit Committee to be informed of each service, and the procedures do not include any delegation of our Audit Committee’s responsibilities to management. Our Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom this authority is delegated will report any pre-approval decisions to our Audit Committee at its next scheduled meeting.

For 2013, all of the audit-related fees, tax fees and all other fees were pre-approved by our Audit Committee or the Chairman of the Audit committee pursuant to delegated authority.

On October 30, 2012, Eide Bailly LLP, the Company’s independent accountant (“Eide Bailly”), informed the Company that, effective on the earlier of November 19, 2012 or the date on which the Company files its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, Eide Bailly was resigning as the independent registered public accounting firm of the Company. Eide Bailly communicated to the Company that their decision to resign is a reflection of their evaluation of available resources to continue to serve as the Company’s auditor and the current and future direction of its SEC/PCAOB practice. On December 21, 2012, the Audit Committee of the Company’s Board of Directors engaged Hein & Associates LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

During 2012, 2011 and 2010, there were no disagreements concerning matters of accounting principle or financial statement disclosure between us and Eide Bailly of the type requiring disclosure hereunder. No report by Eide Bailly on the financial statements for either of the past two years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote “FOR” the ratification of the appointment of Hein & Associates LLP as our independent registered accounting firm for the year ending December 31, 2014. We will vote your proxy accordingly unless you specify a contrary choice.

OTHER BUSINESS TO BE BROUGHT BEFORE THE MEETING

Our Board of Directors knows of no business that will be presented for action at the Annual Meeting other than that described in the Notice of Annual Meeting of Shareholders and this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxies as they deem advisable in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

We must receive any proposal by a shareholder of Foundation Healthcare intended to be presented at the 2015 Annual Meeting of Shareholders at our principal executive offices not later than December 19, 2014 in accordance with Rule 14a-8 issued under the Exchange Act for inclusion in Foundation Healthcare’s proxy statement and form of proxy relating to that meeting.

If a shareholder who wishes to present a proposal at the 2015 Annual Meeting of Shareholders (which is not otherwise submitted for inclusion in the proxy statement in accordance with the preceding paragraph) fails to notify the Company by March 4, 2015 and such proposal is brought before the 2015 Annual Meeting of Shareholders, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2015 Annual Meeting of Shareholders will confer discretionary voting authority with respect to the shareholder’s proposal on the persons selected by management to vote the proxies. If a shareholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

Any proposal intended to be presented at the 2015 Annual Meeting of Shareholders must also comply with the other requirements of the proxy solicitation rules of the SEC. In order to curtail any controversy as to the date on which a proposal was received by Foundation Healthcare, it is suggested that proponents submit their proposal by Certified Mail, Return Receipt Requested or other means, including electronic means that permit them to prove date of delivery.

EXPENSES AND SOLICITATION

We will bear the expenses of this proxy solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying Proxy. These expenses include the charges and expenses of banks, brokerage firms, and other custodians, nominees or fiduciaries for forwarding solicitation material regarding the Annual Meeting to beneficial owners of our common stock. Our directors or employees may solicit Proxies by mail, telephone, and personal interview or by other means without additional compensation, other than reimbursement for their related out-of-pocket expenses. We may, if appropriate, retain any independent proxy solicitation firm to assist us in soliciting proxies. If we do retain a proxy solicitation firm, we would pay such firm’s customary fees and expenses which such fees would be expected to be approximately $7,500, plus expenses.

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this proxy statement and notice of annual meeting to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. Each shareholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if shareholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the shareholders should follow the instructions described below. Similarly, if an address is shared with another shareholder and together both of the shareholders would like to receive only a single set of our disclosure documents, the shareholders should follow these instructions:

•	If the shares are registered in the name of the shareholder, the shareholder should contact us at our offices at 14000 N. Portland Ave., Suite 200, Oklahoma City, Oklahoma 73134 or via telephone at 450-608-1700, to inform us of their request; or

•	If a bank, broker or other nominee holds the shares, the shareholder should contact the bank, broker or other nominee directly.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports and other reports and information with the Securities and Exchange Commission. These reports and other information can be inspected and copied at, and copies of these materials can be obtained at prescribed rates from, the Public Reference Section of the Securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. We distribute to our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the Securities and Exchange Commission’s site on the Internet, located at http://www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the Securities and Exchange Commission.

Any requests for copies of information, reports or other filings with the Securities and Exchange Commission should be directed to Foundation Healthcare, Inc. at 14000 N. Portland Ave., Suite 200, Oklahoma City, Oklahoma 73134, telephone: (405) 608-1700. To obtain timely delivery, any information must be requested no later than five business days before the Annual Meeting.

Your cooperation in giving these matters your immediate attention and in returning your proxy promptly will be appreciated.

BY ORDER OF THE BOARD OF DIRECTORS,

Mark R. Kidd

Secretary

April 7, 2014

A copy of our Annual Report, which includes our Form 10-K (without exhibits) for the fiscal year ended December 31, 2013, accompanies this Proxy Statement.

Annex A

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

FOUNDATION HEALTHCARE, INC.

Foundation Healthcare, Inc., a corporation organized and existing under and by virtue of the Oklahoma General Corporation Act (the “Corporation”), hereby certifies that:

FIRST: The name of the Corporation is Foundation Healthcare, Inc.

SECOND: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Oklahoma was August 18, 2003 under the name “GrayMark Productions, Inc.” and amended on December 31, 2007. The Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Oklahoma on May 23, 2008, and was subsequently amended on June 1, 2011 and December 2, 2013.

THIRD: This Fourth Amendment to Restated Certificate of Incorporation was set forth in resolutions duly adopted by the Corporation’s Board of Directors, which declared the adoption of the Amendment to be advisable and submitted it to the shareholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 1077 of the Oklahoma General Corporation Act.

FOURTH: This Fourth Amendment to Restated Certificate of Incorporation of the Corporation shall become effective at [            ] Central Standard Time on the [     ] day of [            ], 2014 (the “Effective Time”).1

FIFTH: At the Effective Time, the Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article FOURTH thereof in its entirety and substituting the following in lieu thereof:

“FOURTH: The total number of shares of Common Stock which this Corporation shall have authority to issue is Five Hundred Million (500,000,000) shares. The par value of each such share of Common Stock shall be One-Hundredth of One Cent ($0.0001), amounting in the aggregate to Fifty Thousand Dollars ($50,000). The shares of Common Stock shall have no preemptive or preferential rights of subscription concerning further issuance or authorization of the Corporation’s shares of Common Stock. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter upon which holders of Common Stock are entitled to vote.

At the Effective Time, every [                    ]2 shares of the Corporation’s common stock, par value $0.0001 per share (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and combined into one validly issued, fully paid and non-assessable share common stock, par value $0.0001 per share, of the Corporation (the “New Common Stock”).

No certificates representing fractional shares shall be issued in connection with such reclassification, and instead shareholders who otherwise would be entitled to receive a fractional share of Common Stock shall be entitled to receive from the Corporation’s transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified and combined, provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.”

[1]	The Effective Time to be later determined by the Board of Directors.
[2]	The appropriate split number to be later determined by the Board of Directors at a ratio within the range of 1-for-3 and 1-for-10.

A-1

SIXTH: In all other respects this Restated Certificate of Incorporation of the Corporation remains as set forth in the Restated Certificate of Incorporation of this Corporation.

IN WITNESS WHEREOF, Foundation Healthcare, Inc. has caused this Certificate of Amendment to be signed by its              this      day of            , 20    .

Foundation Healthcare, Inc.

By:

A-2

Annex B

Amended and Restated

~~Graymark~~ Foundation Healthcare, Inc.

2008 Long-Term Incentive Plan

ARTICLE I

PURPOSE

SECTION 1.1 Purpose. This 2008 Long-Term Incentive Plan (the “Plan”) is established by ~~Graymark~~ Foundation Healthcare, Inc. (the “Company”) to create incentives that are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success. Toward these objectives, the Plan provides for the grant of Options, Restricted Stock Awards, Performance Units, Performance Bonuses and Stock Appreciation Rights to eligible Participants, subject to the conditions set forth in the Plan and the applicable Award Agreement. The Plan is designed to provide flexibility to meet the needs of the Company in a changing and competitive environment while minimizing dilution to the Company’s shareholders. The Company does not intend to use all incentive vehicles at all times for each Participant but will be selective in the granting of Awards.

SECTION 1.2 Establishment. The Plan is effective as of October 29, 2008, and shall be effective for a period of ten years thereafter. The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled.

The Plan shall be approved by the holders of at least a majority of the voting power of outstanding shares of Common Stock, par value $0.0001 per share, present, or represented, and entitled to vote at a meeting called for such purpose, which approval must occur within the period ending twelve months after the date the Plan is adopted by the Board. Pending approval by the Company’s shareholder, Awards under the Plan may be granted, but no Incentive Stock Option Awards may be exercised prior to receipt of shareholder approval. In the event shareholder approval is not obtained within such twelve-month period, all such Awards shall be void.

SECTION 1.3 Shares Subject to the Plan. Subject to the limitations set forth in the Plan, Awards may be made under the Plan for a total of ~~2,750,000~~ 20,000,000 shares of Common Stock. Provided further, that a maximum of ~~1~~20,000,000 shares of the total authorized under this Section 1.3 may be granted as Incentive Stock Options. The limitations of this Section 1.3 shall be subject to adjustment pursuant to Article X. The number of shares that are subject to Options or other Awards outstanding at any time under the Plan shall not exceed the number of shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient shares to satisfy the requirements of the Plan.

ARTICLE II

DEFINITIONS

SECTION 2.1 “Account” means the recordkeeping account established by the Company to which will be credited an Award of Performance Units to a Participant.

SECTION 2.2 “Affiliated Entity” means any partnership or limited liability company in which a majority of the partnership or other similar interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliated Entity shall be deemed to have a majority ownership interest in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity shall be allocated a majority of partnership or limited liability company gains or losses or shall be or control a managing director or a general partner of such partnership or limited liability company.

SECTION 2.3 “Award” means, individually or collectively, any Option, Restricted Stock Award, Performance Unit, Performance Bonus, Cash-Based Awards or Stock Appreciation Right granted under the Plan to an eligible Participant by the Committee or the Board, as applicable, pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

SECTION 2.4 “Award Agreement” means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by the Plan and by the Committee’s exercise of its administrative powers.

SECTION 2.5 “Board” means the Board of Directors of the Company.

SECTION 2.6 “Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

SECTION 2.7 “Change of Control” shall mean:

(a) The date that any one person, or more than one person acting as a group (as defined in §1.409A-3(i)(5)(v)(B) of the Treasury Regulations), acquires ownership of stock during a twelve-month period that, together with stock held by such person or group, constitutes more than 50% of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition of additional stock by a person or group already considered to own more than 50% of the Outstanding Company Common Stock or Outstanding Company Voting Securities; or

(b) The date a majority of the individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) are replaced during any 12-month period; provided, however, that any individual becoming a director subsequent to the date hereof whose election, appointment or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) The date any one person, or more than one person acting as a group (as defined in §1.409A-3(i)(5)(v)(B) of the Treasury Regulations) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company other than one or more persons appointed by the Board to act as the proxies for one or more shareholders of the Company; provided, however, that any acquisition of additional control by a person or group already considered to have caused a Change of Control under this subsection will not be considered to cause a Change of Control under either this subsection or subsection (a) above.

(d) The date that any one person, or more than one person acting as a group (as defined in §1.409A-3(i)(5)(v)(B) of the Treasury Regulations) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) all or substantially all of the assets of the Company, unless such assets are transferred to:

(i) A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii) An entity, more than 50% of the total value or voting power of which is owned, directly or indirectly, by the Company;

(iii) A person, or more than one person acting as a group, that owns, directly or indirectly, more than 50% of the total value or voting power of all the outstanding stock of the Company; or

(iv) An entity, more than 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in Section 2.6(d)(iii) herein.

For purposes of subsection (d) and except as otherwise provided in paragraph (i), a person’s status is determined immediately after the transfer of the assets.

SECTION 2.8 “Closing Sale Price” means the closing sale price of the Common Stock (i) as reported by the New York Stock Exchange, ~~American Stock~~NYSE MKT Exchange or another established stock exchange, NASDAQ Global Market, NASDAQ Capital Market, OTCQB or OTC Bulletin Board, whichever shall be applicable, on the day for which such closing sale price is to be determined, or, if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of the Common Stock, or (ii) the average of the closing highest reported bid and lowest reported ask price as quoted in the “pink sheets” published by the National Daily Quotation Bureau on the day for which such value is to be determined, or (iii) during any such time as the Common Stock closing sale price cannot be determined pursuant to (i) or (ii) above, the value as determined by the Board considering all relevant information including, by example and not by limitation, the services of an independent appraiser. In the event the Common Stock shall be listed, quoted or reported on more than one of the New York Stock Exchange, ~~American Stock~~NYSE MKT Exchange, NASDAQ Global

Market, NASDAQ Capital Market, OTCQB, OTC Bulletin Board or the “pink sheets,” whichever of those shall have the greatest volume of sales of the Common Stock during the preceding ten “trading days” shall be utilized for determining Closing Sale Price of the Common Stock.

SECTION 2.9 “Code” means the Internal Revenue Code of 1986, as amended, as may be amended from time to time and the applicable Treasury Regulations promulgated thereunder.

SECTION 2.10 “Committee” shall have the meaning set forth in Section 3.1.

SECTION 2.11 “Common Stock” means the common stock, par value $0.0001 per share, of the Company, and after substitution, such other stock as shall be substituted therefore as provided in Article X.

SECTION 2.12 “Compensation Committee” means (i) the Compensation Committee chartered and appointed by the Board, provided that, it is within the discretion of the full Board to assume the role of the Compensation Committee and exercise any of the authority or power granted to the Compensation Committee in the Plan, (ii) or a similar committee performing the functions of the Compensation Committee and which is comprised of not less than two directors who are not employees of the Company or any Subsidiary and are independent.

SECTION 2.13 “Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

SECTION 2.14 “Date of Grant” means the date on which the grant of an Award is authorized by the Committee or the Board, or such later date as may be specified by the Committee or the Board in such authorization.

SECTION 2.15 “Eligible Employee” means any employee of the Company, a Subsidiary, or an Affiliated Entity as approved by the Committee (or the Board).

SECTION 2.16 “Eligible Director” means any member of the Board who is not an employee of the Company or any Subsidiary.

SECTION 2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

SECTION 2.18 “Executive Officer Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

SECTION 2.19 “Fair Market Value” means (A) during such time as the Common Stock is listed upon the New York Stock Exchange or ~~American Stock~~NYSE MKT Exchange, the closing sale price of the Common Stock as reported by that stock exchange on the day for which such value is to be determined, or, if no sale of the Common Stock shall have been made on any that stock exchange that day, on the next preceding day on which there was a sale of the Common Stock, or (B) during such time as the Common Stock is listed on the NASDAQ Global Market or NASDAQ Capital Market, the average of the closing sale price of the Common Stock as reported by NASDAQ Global Market or NASDAQ Capital Market for the ten Trading Days preceding the day for which such value is to be determined, or, if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of the Common Stock, or (C) during such time as the Common Stock is listed upon an established stock exchange, other than the New York Stock Exchange and ~~American Stock~~NYSE MKT Exchange, during such time as the Common Stock is quoted on such stock exchange, the average of the closing sale price of the Common Stock as reported and quoted on such stock exchange for the ten Trading Days preceding the day for which such value is to be determined, or, if no sale of the Common Stock shall have been made on any that stock exchange that day, on the next preceding day on which there was a sale of the Common Stock, or (D) during such time as the Common Stock is quoted on the OTCQB or OTC Bulletin Board, the average of the closing sale price of the Common Stock as reported and quoted on the OTCQB or OTC Bulletin Board for the ten Trading Days preceding the day for which such value is to be determined, or, if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of the Common Stock, or (E) during any such time as the Common Stock is not listed upon an established stock exchange, the NASDAQ Global Market or NASDAQ Capital Market, OTCQB or OTC Bulletin Board, the average of the closing highest reported bid and lowest reported ask price as quoted in the “pink sheets” published by the National Daily Quotation Bureau for the ten Trading Days preceding the day for which such value is to be determined, or (F) during any such time as the Common Stock cannot be valued pursuant to (A), (B), (C), (D) or (E) above, the fair market value shall be as determined by the Board considering all relevant information including, by example and not by limitation, the services of an independent appraiser. In the event the Common Stock shall be listed, quoted or reported on more than one of the New York Stock Exchange, American Stock Exchange, NASDAQ Global Market, NASDAQ Capital Market, OTCQB, OTC Bulletin Board or the “pink sheets,” whichever of those shall have the greatest volume of sales of the Common Stock during the preceding ten “trading days” shall be utilized for determining Fair Market Value of the Common Stock.

SECTION 2.20 “Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

SECTION 2.21 “Mature Common Stock Shares” Common Stock that has been held by the Participant for not less than six months and during such period has not been subject to any type of forfeiture or restriction on transfer (other than restrictions under applicable securities laws) on the applicable date of delivery to the Company in payment, in whole or in part, of an exercise price of an Award.

SECTION 2.22 “Non-Executive Officer Participants” means Participants who are not subject to the provisions of Section 16 of the Exchange Act.

SECTION 2.23 “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

SECTION 2.24 “Option” means an Award granted under Article V of the Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.

SECTION 2.25 “Participant” means an Eligible Employee of the Company, a Subsidiary, or an Affiliated Entity, an Eligible Director or other key persons including prospective employees or consultants to the Company, a Subsidiary or an Affiliated Entity, in each case to whom an Award has been granted under the Plan.

SECTION 2.26 “Performance Bonus” means the cash bonus which may be granted to Eligible Employees under Article VIII of the Plan.

SECTION 2.27 “Performance Criteria” means the criteria that the Compensation Committee selects for purposes of establishing the performance goals for an individual for a particular performance period selected by the Compensation Committee (provided such period shall not be less than 12 months). The Performance Criteria (which shall be applicable to the organizational level specified by the Compensation Committee, including, but not limited to, the Company or a unit, division, group, or subsidiary of the Company) that will be used to establish performance goals shall be based on the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Common Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Common Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

SECTION 2.28 “Performance Units” means those monetary units that may be granted to Eligible Employees pursuant to Article VII hereof.

SECTION 2.29 “Plan” means the ~~Graymark~~ Foundation Healthcare, Inc. 2008 Long-Term Incentive Plan as the same may be amended, restated or amended and restated from time to time.

SECTION 2.30 “Regular Award Committee” means a committee comprised of the individual who is the Company’s chief executive officer and such additional members, if any, as shall be appointed by the Compensation Committee.

SECTION 2.31 “Restricted Stock Award” means an Award granted to an eligible Participant under Article VI of the Plan.

SECTION 2.32 “Secretary” means the corporate secretary of the Company duly elected by the Board.

SECTION 2.33 “Subsidiary” shall have the same meaning set forth in Section 424 of the Code.

SECTION 2.34 “Trading Day” means any day that securities are traded and reported on the New York Stock Exchange.

ARTICLE III

ADMINISTRATION

SECTION 3.1 Administration of the Plan by the Committee. For purposes of administration, the Plan shall be deemed to consist of three separate stock incentive plans, a “Non-Executive Officer Participant Plan” which is limited to Non-Executive Officer Participants, an “Executive Officer Participant Plan” which is limited to Executive Officer Participants and a “Non-Employee Director Participant Plan” which is limited to Eligible Directors. Except for administration and the category of Eligible Employees eligible to receive Awards, the terms of the Non-Executive Officer Participant Plan and the Executive Officer Participant Plan are identical. The Non-Employee Director Plan has other variations in terms and only permits the grant of Nonqualified Stock Options and Restricted Stock Awards.

The Non-Executive Officer Participant Plan shall be administered by the Compensation Committee. The Compensation Committee may, at its discretion, delegate authority to the Regular Award Committee to administer the Non-Executive Officer Participant Plan to the extent permitted by applicable law, rule or regulation. The Regular Award Committee may only act within guidelines established by the Compensation Committee. The Executive Officer Participant Plan shall be administered by the Compensation Committee. With respect to the Non-Executive Officer Participant Plan and to decisions relating to Non-Executive Officer Participants, including the grant of Awards, the term “Committee” shall mean the Compensation Committee, and refer to the Regular Award Committee as authorized by the Compensation Committee; and with respect to the Executive Officer Participant Plan and to decisions relating to the Executive Officer Participants, including the granting of Awards, the term “Committee” shall mean only the Compensation Committee.

Unless otherwise provided in the by-laws of the Company or the resolutions and charter adopted from time to time by the Board establishing the Committee, the Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled in accordance with the Committee’s charter or in the absence of such provision by the Board or, with respect to the Regular Award Committee, by the Compensation Committee. The Regular Award Committee shall hold meetings at such times and places as it may determine. A majority of the members of the Regular Award Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present or acts reduced to or approved in writing by a majority of the members of the Regular Award Committee shall be the valid acts of the Regular Award Committee.

Subject to the provisions of the Plan and approval by the Board, the Committee shall be authorized to:

(a) Select eligible Participants to participate in the Plan;

(b) Determine the time or times when Awards will be made;

(c) Determine the form of an Award, whether an Option, Restricted Stock Award, Performance Unit, Performance Bonus or Stock Appreciation Right, the number of shares of Common Stock or Performance Units subject to the Award, the amount and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement;

(d) Determine whether Awards will be granted singly or in combination;

(e) Accelerate the vesting, exercise or payment of an Award or the performance period of an Award;

(f) Determine whether and to what extent an Award may be deferred, either automatically or at the election of the Participant or the Committee; and

(g) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

SECTION 3.2 Administration of Grants to Eligible Directors. The Board shall have the exclusive power to select Eligible Directors to participate in the Plan and to determine the number of Nonqualified Stock Options, Stock Appreciation Rights or shares of Restricted Stock awarded to Eligible Directors selected for participation. The Compensation Committee shall administer all other aspects of the Awards made to Eligible Directors.

SECTION 3.3 Compensation Committee to Make Rules and Interpret Plan. The Compensation Committee, subject to Board approval, shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan, as it may deem necessary or advisable for the administration of the Plan. The Board’s interpretation of the Plan or any Awards and all decisions and determinations by the Board with respect to the Plan shall be final, binding, and conclusive on all parties.

SECTION 3.4 Section 162(m) Provisions. The Company intends for the Plan and the Awards made thereunder to qualify for the exception from Section 162(m) of the Code and the applicable Treasury Regulations for “qualified performance based compensation.” Accordingly, the Compensation Committee shall make determinations as to performance targets and all other applicable provisions of the Plan as necessary in order for the Plan and Awards made thereunder to satisfy the requirements of Section 162(m) of the Code and the applicable Treasury Regulations.

ARTICLE IV

GRANT OF AWARDS

SECTION 4.1 Grant of Awards. Awards granted under the Plan shall be subject to the following conditions:

(a) Subject to Article X, the aggregate number of shares of Common Stock made subject to the grant of Options or Stock Appreciation Rights to any Eligible Employee in any calendar year may not exceed ~~1~~10,000,000.

(b) Subject to Article X, the aggregate number of shares of Common Stock made subject to the grant of Restricted Stock Awards and Performance Unit Awards to any Eligible Employee in any calendar year may not exceed 10,000,000.

(c) The maximum amount made subject to the grant of Performance Bonuses to any Eligible Employee in any calendar year may not exceed $~~1~~2,~~000~~500,000.

(d) Any shares of Common Stock related to Awards which (i) terminate by expiration, forfeiture, cancellation or otherwise, (ii) are used or withheld to pay an Award’s exercise price or withholding taxes, or (iii) are exchanged in the Committee’s discretion for Awards not involving Common Stock, shall be available again for grant under the Plan and shall not be counted against the shares authorized under Section 1.3.

(e) Common Stock delivered by the Company in payment of an Award authorized under Articles V, VI and IX of the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.

(f) The Compensation Committee shall, in its sole discretion, determine the manner in which fractional shares arising under the Plan shall be treated.

(g) The Compensation Committee shall from time to time establish guidelines for the Regular Award Committee regarding the grant of Awards to Non-Executive Officer Participants.

(h) Separate certificates or a book-entry registration representing Common Stock shall be delivered to a Participant upon the exercise of any Option.

(i) Without the prior written consent of the Participant, the Committee shall be prohibited from canceling, reissuing or modifying Awards if such action will have the effect of increasing the exercise price of an Option or otherwise adversely affecting the Participant’s Award to the detriment of the Participant.

(j) Eligible Directors may only be granted Nonqualified Stock Options, Stock Appreciation Rights or Restricted Stock Awards under the Plan.

(k) Subject to Article X, the aggregate number of shares of Common Stock made subject to the grant of Options or Stock Appreciation Rights to any individual Eligible Director in any calendar year may not exceed 1,000,000.

(l) Subject to Article X, in no event shall more than 1,000,000 shares of Restricted Stock be awarded to any individual Eligible Director in any calendar year.

(m) The maximum term of any Award shall be ten years.

ARTICLE V

STOCK OPTIONS

SECTION 5.1 Grant of Options. The Committee or the Board, as applicable, may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Compensation Committee may determine (subject to Board approval), grant Options to eligible Participants. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. The Board may, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to Eligible Directors. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee and Board may from time to time approve, subject to the requirements of Section 5.2.

SECTION 5.2 Conditions of Options. Each Option so granted shall be subject to the following conditions:

(a) Exercise Price. As limited by Section 5.2(e) below, each Option shall state the exercise price which shall be set by the Committee, subject to the Board’s approval, at the Date of Grant; provided, however, that no Option shall be granted at an exercise price that is less than the Closing Sale Price of the Common Stock on the Date of Grant.

(b) Form of Payment. The exercise price of an Option may be paid (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) by delivering Mature Common Stock Shares having a Fair Market Value on the date of payment equal to the amount of the exercise price, but only to the extent such exercise of an Option would not result in an adverse accounting charge to the Company for financial accounting purposes with respect to the shares used to pay the exercise price unless otherwise determined by the Company’s Audit Committee; or (iii) a combination of the foregoing as determined by the Committee and as approved by the Board. In addition to the foregoing, the Committee may permit an Option granted under the Plan to be exercised by a broker-dealer acting on behalf of a Participant through procedures approved by the Committee.

(c) Exercise of Options. Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided in the Award Agreement. Exercise of an Option shall be by notice to the Company’s Corporate Secretary of such exercise stating the election to exercise in the form and manner determined by the Committee. Each share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid and non-assessable at the time of exercise and payment of the exercise price in full.

(d) Other Terms and Conditions. Among other conditions that may be imposed by the Committee and the Board, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by or providing services to the Company, its Subsidiaries, or an Affiliated Entity, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; (vi) the achievement by the Company of specified performance criteria; and (vii) non-compete and protection of business matters.

(e) Special Restrictions Relating to Incentive Stock Options. Options issued in the form of Incentive Stock Options shall only be granted to Eligible Employees of the Company or a Subsidiary, and not to Eligible Employees of an Affiliated Entity unless such entity shall be considered as a “disregarded entity” under the Code and shall not be distinguished for federal tax purposes from the Company or the applicable Subsidiary.

(f) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

(g) Shareholder Rights. No Participant shall have a right as a shareholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.

ARTICLE VI

RESTRICTED STOCK AWARDS

SECTION 6.1 Grant of Restricted Stock Awards. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to any eligible Participant. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to an Eligible Director. Each Restricted Stock Award may be evidenced in such manner as the Committee and Board deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates, and by an Award Agreement setting forth the terms of such Restricted Stock Award.

SECTION 6.2 Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:

(a) Restriction Period. Each Restricted Stock Award may require the holder to remain in the employment of or providing services to the Company, a Subsidiary, or an Affiliated Entity, or continue to serve as an Eligible Director for a prescribed period (a “Restriction Period”). The Committee and Board shall determine the Restriction Period or Periods, if any, that shall apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof. In addition to any time vesting conditions determined by the Committee and Board, Restricted Stock Awards may be subject to the achievement by the Company of specified performance criteria based upon the Company’s achievement of operational, financial or stock performance criteria more specifically listed in Exhibit A attached, as established by the Committee and Board. At the end of the Restriction Period, assuming the fulfillment of any other specified vesting conditions, the restrictions imposed by the Committee and Board shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof.

(b) Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Committee and Board shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as the Committee and Board may deem advisable including, without limitation, restrictions under applicable ~~feceral~~ federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

(c) Rights as Shareholders. During any Restriction Period, the Committee and Board may, in their discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a shareholder with respect to the shares, including without limitation the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability, vesting and forfeiture as the shares of Restricted Stock with respect to which the dividends or other distributions are paid.

ARTICLE VII

PERFORMANCE UNITS

SECTION 7.1 Grant of Awards. The Compensation Committee, subject to Board approval, may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Performance Units to Eligible Employees. Each Award of Performance Units shall be evidenced by an Award Agreement executed by the Company and Eligible Employee, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 7.2.

SECTION 7.2 Conditions of Awards. Each Award of Performance Units shall be subject to the terms and conditions established by the Compensation Committee and approved by the Board. Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (i) the minimum periods during which Participants must be employed by the Company, its Subsidiaries, or an Affiliated Entity; (ii) conditions under which the Performance Units may be subject to forfeiture; (iii) the achievement by the Company of specified performance criteria; and (iv) non-compete and protection of business matters. The performance targets established for each Award shall be for a period of no less than a year based upon some or all of the Performance Criteria. Committee and Board shall also establish such other terms and conditions as it deems appropriate to such Award. The Award may be paid out in cash or Common Stock as determined in the sole discretion of the Committee, subject to Board approval.

ARTICLE VIII

PERFORMANCE BONUS

SECTION 8.1 Grant of Performance Bonus. The Compensation Committee may from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may determine, grant a Performance Bonus to certain Eligible Employees selected for participation. The Compensation Committee, subject to Board approval, will determine the amount that may be earned as a Performance Bonus in any period of one year or more upon the achievement of established performance goals that relate to one or more of the Performance Criteria. The Compensation Committee, subject to Board approval, shall select the applicable performance goals for each period in which a Performance Bonus is awarded and shall define in an objective fashion the manner of calculating the performance criteria it selects to use for the particular performance period. Depending on the Performance Criteria used to establish the performance goals, the performance goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Compensation Committee, in its discretion, may adjust or modify the calculation of performance goals for a performance period in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Compensation Committee may not exercise such discretion in a manner that would increase the Performance Bonus granted to a Covered Employee.

SECTION 8.2 Payment of Performance Bonus. In order for a Participant to be entitled to payment of a Performance Bonus, the applicable performance target must first be obtained. Payment of a Performance Bonus shall be made within 60 days of the Board’s certification that the performance target has been achieved unless the Participant has previously elected to defer payment pursuant to a nonqualified deferred compensation plan adopted by the Company. Payment of a Performance Bonus may be made in either cash or Common Stock as determined in the sole discretion of the Committee and the Board.

ARTICLE IX

STOCK APPRECIATION RIGHTS

SECTION 9.1 Grant of SARs. The Committee, subject to Board and the Company’s Audit Committee prior approval, may from time to time, subject to the provisions of the Plan and subject to other terms and conditions as the Committee, Board and the Company’s Audit Committee may determine, grant a Stock Appreciation Right (“SAR”) to any Eligible Employee or Eligible Director. Any SAR granted under this Article IX shall be deemed to be an “Award” under the Plan as such term is defined in Section 2.3. SARs may be granted as an independent Award separate from an Option or granted in tandem with an Option, subject to the limitations of Section 9.3. Each grant of a SAR shall be evidenced by an Award Agreement executed by the Company and the Participant and shall contain such terms and conditions and be in such form as the Committee and Board may from time to time approve, subject to the requirements of the Plan. The exercise price of the SAR shall not be less than the Closing Sale Price of a share of Common Stock on the Date of Grant of the SAR.

SECTION 9.2 Exercise and Payment. SARs granted under the Plan shall be exercisable in whole or in installments and at such times as shall be provided by the Committee in the Award Agreement. The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR. Payment of amounts attributable to a SAR shall be made in shares of Common Stock each share having a value equal to based Closing Sale Price on the exercise date or cash as established by the Committee in the Award Agreement.

SECTION 9.3 Tandem Awards. SARs may be granted in tandem with an Option, in which event, the Participant has the right to elect to exercise either the SAR or the Option. Upon the Participant’s election to exercise one of these Awards, the other tandem award is automatically terminated. In the event a SAR is granted in tandem with an Incentive Stock Option, the Committee shall subject the SAR to restrictions necessary to ensure satisfaction of the requirements under Section 422 of the Code.

ARTICLE X

CASH-BASED AWARDS

SECTION 10.1 Grant of Cash-Based Awards. The Committee may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Committee shall determine at the time of grant. The Committee shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Committee shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Committee. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

ARTICLE XI

STOCK ADJUSTMENTS

SECTION 11.1 Stock Adjustments. In the event that the shares of Common Stock, as constituted on the effective date of the Plan, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or if rights or warrants to purchase securities of the Company shall be issued to holders of all outstanding Common Stock, then there shall be substituted for or added to each share available under and subject to the Plan, and each share theretofore appropriated under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, with respect to Options, in no such event will such adjustment result in a modification of any Option as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award, theretofore granted, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Common Stock available under the Plan or to which any Award relates immediately prior to the making of such adjustment (the “Minimum Adjustment”). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article XI and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article XI which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Award immediately prior to exercise, payment or settlement of such Award. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

ARTICLE XII

GENERAL

SECTION 12.1 Amendment or Termination of Plan. The Board may alter, suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment which would (i) increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article XI), (ii) materially modify the requirements as to eligibility for participation in the Plan, or (iii) materially increase the benefits to Participants provided by the Plan.

SECTION 12.2 Termination of Employment; Termination of Service. If a Participant’s employment with the Company, a Subsidiary, or an Affiliated Entity terminates for a reason other than death, disability, retirement, or any approved reason, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned, but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing shall be cancelled or forfeited, as the case may be, unless the Participant’s Award Agreement provides otherwise. The Compensation Committee, subject to approval by the Board, shall (i) determine what events constitute disability, retirement, or termination for an approved reason for purposes of the Plan, and (ii) determine the treatment of a Participant under the Plan in the event of his death, disability, retirement, or termination for an approved reason. The Committee shall also determine the method, if any, for accelerating the vesting or exercisability of any Awards, or providing for the exercise of any unexercised Awards in the event of a Participant’s death, disability, retirement, or termination for an approved reason.

In the event an Eligible Director terminates service as a director of the Company, the unvested portion of any Award shall be forfeited unless otherwise accelerated pursuant to the terms of the Eligible Director’s Award Agreement or by the Board. The Eligible Director shall have the remaining term following the date he ceases to be a director to exercise any Nonqualified Stock Options or Stock Appreciation Rights that are otherwise exercisable on his or her date of termination of service.

SECTION 12.3 Transferability of Awards. The Award may be exercised during the lifetime of the Participant only by the Participant. More particularly (but without limiting the generality of the foregoing), the Award shall not be assigned, transferred (except as provided above), pledged or hypothecated in any way whatsoever, shall not be assigned by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge hypothecation, or other disposition of the award contrary to the provisions hereof, shall be null and void and without effect. However, in the event of a Participant’s death, the Award may be transferred in accordance with the provisions of a Participant’s will, the applicable laws of descent and distribution or, with respect to Awards other than Incentive Stock Options, a beneficiary designation that is in a form approved by the Committee and in compliance with the provisions of the Plan and the applicable Award Agreement. Notwithstanding the foregoing, subject to the prior written approval of the Board, a Participant may transfer and assign Nonqualified Stock Options, Restrictive Stock Awards, Performance Units (unless consisting in part of Incentive Stock Options), Performance Bonuses (unless consisting in part of Incentive Stock Options) and Stock Appreciation Rights (unless consisting in part of Incentive Stock Options) (i) to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of Participant, include adoptive relationships or (ii) an individual retirement account maintained for the benefit of the Participant.

SECTION 12.4 Withholding Taxes. Unless otherwise paid by the Participant, the Company, its Subsidiaries or any of its Affiliated Entities shall be entitled to deduct from any payment or share deliver under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or share deliver, or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment or share deliver. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by (i) directing the Company to withhold from any payment of the Award a number of shares of Common Stock each share having a value equal to the Closing Sale Price on the date of payment equal to the amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock each share having a value equal to the Closing Sale Price on the date of payment equal to the amount of the required withholding taxes. However, any payment made by the Participant pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an adverse accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Company’s Audit Committee.

SECTION 12.5 Change of Control. Notwithstanding any other provision in the Plan to the contrary, Awards granted under the Plan to any eligible Participant may, in the discretion of the Committee, provide in the Award Agreement that such Awards shall be immediately vested, fully earned and exercisable upon the occurrence of a Change of Control.

SECTION 12.6 Amendments to Awards. Subject to the limitations of Article IV, the Committee and Board may at any time unilaterally amend the terms of any Award Agreement, whether or not then exercisable or vested, to the extent it deems appropriate. However, amendments which are adverse to the Participant shall require the Participant’s consent.

SECTION 12.7 Regulatory Approval and Listings. The Company shall use its best efforts to file with the Securities and Exchange Commission as soon as practicable following approval by the shareholders of the Company of the Plan as provided in Section 1.2 of the Plan, and keep continuously effectively, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards. Notwithstanding anything contained in the Plan to the contrary, the Company shall have no obligation to issue shares of Common Stock under the Plan prior to:

(a) the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

(b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed; and

(c) the completion of any registration or other qualification of such shares under any state or federal law, regulation or ruling of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

SECTION 12.8 Right to Continued Employment. Participation in the Plan shall not give any Eligible Employee any right to remain in the employ of the Company, any Subsidiary, or any Affiliated Entity. The Company or, in the case of employment with a Subsidiary or an Affiliated Entity, the Subsidiary or Affiliated Entity reserves the right to terminate any Eligible Employee at any time. Further, the adoption of the Plan shall not be deemed to give any Eligible Employee or any other individual any right to be selected as a Participant or to be granted an Award.

SECTION 12.9 Beneficiary Designation. In the event of the death of a Participant, the portion of the Participant’s Award with respect to which vesting dates have occurred shall be paid to the then surviving beneficiary designated by the Participant, and if there is no beneficiary then surviving or designated, then such benefits will automatically be paid to the estate of the Participant.

SECTION 12.10 Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Committee or of the

Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

SECTION 12.11 Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

SECTION 12.12 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma except as superseded or preempted by applicable federal law.

SECTION 12.13 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

SECTION 12.14 Other Laws. The Board may refuse to issue or transfer any shares of Common Stock or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover from the Participant the shares or any gain or profit attributable to those shares under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the applicable Participant, holder or beneficiary.

SECTION 12.15 No Trust or Fund Created. Neither the Plan nor an Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that a Participant acquires the right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 12, 2014.

Vote by Internet • Go to www.investorvote.com/FDNH • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the listed nominees and FOR Proposals 2, 3, 4 and 5.

1. Election of Directors*:	For	Withhold		For	Withhold		For	Withhold	+

01 - Thomas Michaud	☐	☐	02 - Stanton Nelson	☐	☐	03 - Joseph Harroz, Jr.	☐	☐

04 - Steven L. List	☐	☐	05 - Robert A. Moreno, M.D.	☐	☐	06 - Scott R. Mueller	☐	☐

*To elect each for a term ending in 2015 and until each of their respective successors shall have been duly elected and qualified.

		For	Against	Abstain			For	Against	Abstain
2.	To approve an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock, par value $0.0001 per share, in the range of 1-for-3 to 1-for-10 shares, such ratio to be determined in the discretion of the Company’s Board of Directors.	☐	☐	☐	3.	To consider and approve an amendment and restatement of the Company’s 2008 Long-Term Incentive Plan, as amended to date.	☐	☐	☐
		For	Against	Abstain			For	Against	Abstain

4.	To ratify the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.	☐	☐	☐	5.	To approve other business that properly comes before the annual meeting or any adjournment or postponement.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

                                 01TV5A

Important notice regarding the Internet availability of proxy materials for the

Annual Meeting of Shareholders to be Held on May 12, 2014.

The Annual Report on Form 10-K and Proxy Statement are available at:

www.edocumentview.com/FDNH

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — FOUNDATION HEALTHCARE, INC.	+

14000 N. Portland Avenue, Suite 200

Oklahoma City, Oklahoma 73134

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FOUNDATION HEALTHCARE, INC.

The undersigned hereby acknowledges receipt of the official Notice of Annual Meeting, dated April 8, 2014, and hereby appoints each of Stanton Nelson and Mark R. Kidd as Proxy, with the power to appoint his substitute, and hereby appoints and authorizes him to represent and vote as designated herein, all the shares of Common Stock, $0.0001 par value, of Foundation Healthcare, Inc. (the “Company”) held of record by the undersigned on April 1, 2014 at the annual meeting of shareholders to be held at 11:00 a.m. on May 12, 2014, or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

PLEASE MARK, SIGN, AND DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

(CONTINUED ON REVERSE SIDE)

C	Non-Voting Items

Change of Address — Please print new address below.

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+